EXECUTION COPY

                                                                        EX-10.36

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 30, 2001

                                      among

                     BUILDING MATERIALS HOLDING CORPORATION

                                       and

                              BMC WEST CORPORATION
                        AND OTHER SUBSIDIARY GUARANTORS,

                             WELLS FARGO BANK, N.A.,

                     as Administrative Agent, Lead Arranger

                                       and

                          Letter of Credit Issuing Bank

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS.................................................    2
      1.01           Certain Defined Terms.................................    2
      1.02           Other Interpretive Provisions.........................   26
      1.03           Accounting Principles.................................   27

ARTICLE II     THE CREDITS.................................................   27
      2.01           Amounts and Terms of Commitments......................   27
      2.02           Loan Accounts.........................................   30
      2.03           Procedure for Borrowing...............................   30
      2.04           Conversion and Continuation Elections.................   31
      2.05           Voluntary Termination or Reduction of Commitments.....   32
      2.06           Swingline Loans.......................................   33
      2.07           Optional Prepayments..................................   35
      2.08           Mandatory Prepayments of Loans; Mandatory Commitment
                     Reductions ...........................................   35
      2.09           Repayment.............................................   36
      2.10           Interest..............................................   37
      2.11           Fees..................................................   37
      2.12           Computation of Fees and Interest......................   38
      2.13           Payments by Holdings..................................   38
      2.14           Payments by the Banks to the Agent....................   39
      2.15           Sharing of Payments, Etc..............................   39
      2.16           Security and Guaranty.................................   40

ARTICLE III    THE LETTERS OF CREDIT.......................................   40
      3.01           The Letter of Credit Subfacility......................   40
      3.02           Issuance, Amendment and Renewal of Letters of Credit..   41
      3.03           Risk Participations, Drawings and Reimbursements......   43
      3.04           Repayment of Participations...........................   45
      3.05           Role of the Issuing Bank..............................   45
      3.06           Obligations Absolute..................................   46
      3.07           Cash Collateral Pledge................................   47
      3.08           Letter of Credit Fees.................................   47
      3.09           Applicability of Uniform Customs and Practice
                     and ISP 98 ...........................................   48

ARTICLE IV     TAXES, YIELD PROTECTION AND ILLEGALITY......................   48
      4.01           Taxes.................................................   48
      4.02           Illegality............................................   49
      4.03           Increased Costs and Reduction of Return...............   50
      4.04           Funding Losses........................................   50
      4.05           Inability to Determine Rates..........................   51
      4.06           Certificates of Banks.................................   51
      4.07           Substitution of Banks.................................   51
      4.08           Survival..............................................   52

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE V      CONDITIONS PRECEDENT........................................   52
      5.01           Conditions to the Effective Date......................   52
      5.02           Conditions to the Subsequent Effective Date...........   56
      5.03           Conditions to All Credit Extensions...................   57

ARTICLE VI     REPRESENTATIONS AND WARRANTIES..............................   58
      6.01           Corporate Existence and Power.........................   58
      6.02           Corporate Authorization; No Contravention.............   58
      6.03           Governmental Authorization............................   59
      6.04           Binding Effect........................................   59
      6.05           Litigation............................................   59
      6.06           No Defaults...........................................   59
      6.07           ERISA Compliance......................................   59
      6.08           Use of Proceeds; Margin Regulations...................   60
      6.09           Title to Properties; Liens............................   60
      6.10           Taxes.................................................   60
      6.11           Financial Condition...................................   60
      6.12           Environmental Matters.................................   61
      6.13           Collateral Documents..................................   62
      6.14           Regulated Entities....................................   62
      6.15           No Burdensome Restrictions............................   63
      6.16           Copyrights, Patents, Trademarks and Licenses, Etc.....   63
      6.17           Subsidiaries..........................................   63
      6.18           Insurance.............................................   63
      6.19           Swap Obligations......................................   63
      6.20           Real Property.........................................   64
      6.21           Full Disclosure.......................................   64

ARTICLE VII    AFFIRMATIVE COVENANTS.......................................   64
      7.01           Financial Statements..................................   64
      7.02           Certificates; Other Information.......................   65
      7.03           Notices...............................................   66
      7.04           Preservation of Corporate Existence, Etc..............   68
      7.05           Maintenance of Property...............................   68
      7.06           Insurance.............................................   68
      7.07           Payment of Obligations................................   68
      7.08           Compliance with Laws..................................   69
      7.09           Compliance with ERISA.................................   69
      7.10           Inspection of Property and Books and Records..........   69
      7.11           Environmental Laws....................................   69
      7.12           Use of Proceeds.......................................   70
      7.13           Additional Guarantors.................................   70
      7.14           Additional Subsidiaries...............................   71
      7.15           Further Assurances....................................   71
      7.16           Post-Closing Deliveries...............................   72

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE VIII   NEGATIVE COVENANTS..........................................   72
      8.01           Limitation on Liens...................................   72
      8.02           Disposition of Assets.................................   74
      8.03           Consolidations and Mergers............................   75
      8.04           Loans and Investments.................................   75
      8.05           Limitation on Indebtedness............................   76
      8.06           Transactions with Affiliates..........................   77
      8.07           Use of Proceeds.......................................   77
      8.08           Contingent Obligations................................   77
      8.09           Subsidiaries..........................................   78
      8.10           Lease Obligations.....................................   78
      8.11           Restricted Payments...................................   78
      8.12           ERISA.................................................   79
      8.13           Capital Expenditures..................................   79
      8.14           Sales and Leasebacks..................................   79
      8.15           Certain Payments......................................   79
      8.16           Modification of Subordinated Debt Documents...........   79
      8.17           Change in Business....................................   80
      8.18           Accounting Changes....................................   80
      8.19           Financial Covenants...................................   80
      8.20           No Restrictions on Subsidiary Dividends...............   81

ARTICLE IX     EVENTS OF DEFAULT...........................................   81
      9.01           Event of Default......................................   81
      9.02           Remedies..............................................   83
      9.03           Specified Swap Contract Remedies......................   84

ARTICLE X      THE AGENT...................................................   84
      10.01          Appointment and Authorization; "Agent"................   84
      10.02          Delegation of Duties..................................   85
      10.03          Liability of Agent....................................   85
      10.04          Reliance by Agent.....................................   85
      10.05          Notice of Default.....................................   86
      10.06          Credit Decision.......................................   86
      10.07          Indemnification of Agent..............................   87
      10.08          Agent in Individual Capacity..........................   87
      10.09          Successor Agent.......................................   87
      10.10          Withholding Tax.......................................   88
      10.11          Collateral Matters....................................   89
      10.12          Senior Managing Agents; Co-Agents.....................   90

ARTICLE XI     MISCELLANEOUS...............................................   90
      11.01          Amendments and Waivers................................   90
      11.02          Notices...............................................   91
      11.03          No Waiver; Cumulative Remedies........................   92

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

      11.04          Costs and Expenses....................................   92
      11.05          Indemnification.......................................   93
      11.06          Marshalling; Payments Set Aside.......................   94
      11.07          Successors and Assigns................................   94
      11.08          Assignments, Participations, Etc......................   94
      11.09          Confidentiality.......................................   96
      11.10          Set-off...............................................   97
      11.11          [Intentionally omitted.]..............................   97
      11.12          Guaranty..............................................   97
      11.13          Notification of Addresses, Lending Offices, Etc.......  103
      11.14          Counterparts..........................................  103
      11.15          Severability..........................................  103
      11.16          No Third Parties Benefited............................  103
      11.17          Governing Law and Jurisdiction........................  103
      11.18          Waiver of Jury Trial..................................  104
      11.19          Entire Agreement......................................  104

                                TABLE OF CONTENTS
                                   (continued)

ANNEXES

Annex I           Pricing Grid

SCHEDULES

Schedule 2.01     Commitments and Pro Rata Shares
Schedule 2.09     Term Loan Amortization Schedule
Schedule 6.05     Litigation
Schedule 6.07     ERISA
Schedule 6.11     Permitted Liabilities
Schedule 6.12     Environmental Matters
Schedule 6.17     Subsidiaries and Minority Interests
Schedule 6.18     Insurance Matters
Schedule 6.20     Owned Real Property
Schedule 8.01     Permitted Liens
Schedule 8.05     Permitted Indebtedness
Schedule 8.08     Contingent Obligations
Schedule 11.02    Payment Offices; Addresses for Notices; Lending Offices

EXHIBITS

Exhibit A    Form of Notice of Borrowing
Exhibit B    Form of Notice of Conversion/Continuation
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Legal Opinion of Counsel to Loan Parties
Exhibit E    Form of Assignment and Acceptance
Exhibit F-1  Form of Revolving Note
Exhibit F-2  Form of Term Note
Exhibit G    Form of Additional Guarantor Assumption Agreement
Exhibit H    Form of Legal Opinion of Additional Guarantor's Counsel
Exhibit I    Form of Borrowing Base Certificate
Exhibit J-1  Form of Security Agreement
Exhibit J-2  Form of First Amendment to Security Agreement
Exhibit J-3  Form of First Amendment to Intellectual Property Security Agreement
Exhibit K    Form of Update Certificate
Exhibit L    Form of First Amendment to Deeds of Trust

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 30, 2001, among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation ("Holdings"), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the "Company"), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a "Bank" and, collectively, the "Banks"), FIRST UNION NATIONAL BANK, as syndication agent and (v) WELLS FARGO BANK, N.A., as letter of credit issuing bank and swingline bank, as administrative agent for the Banks and as lead arranger of the credit facilities described herein.

                                    RECITALS

      A. Holdings previously entered into that certain Credit Agreement, dated as of November 30, 1999 (as amended to the date hereof pursuant to that certain First Amendment to Credit Agreement, dated as of June 26, 2000, the "Original Credit Agreement") with the Company, and certain other affiliates of Holdings, as guarantors, the several financial institutions from time to time party thereto (collectively, the "Original Banks"), First Union National Bank, KeyBank National Association, South Trust Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, N.A., as senior managing agents, Union Bank of California, N.A., and First Security Bank, N.A., as co-agents, and Bank of America, N.A., as letter of credit issuing bank and swingline bank and as administrative agent for the Original Banks (in such capacity as administrative agent, the "Original Agent"), pursuant to which the Original Banks provided to Holdings (i) a secured revolving line of credit facility with letter of credit subfacility and swingline subfacility in the principal amount of $138,900,000.00 and (ii) a term loan in the principal amount of $111,100,000.00 of which $102,767,500.00 is outstanding on the date hereof.

      B. Holdings has requested the Original Banks to amend and restate the Original Credit Agreement to (i) replace the Original Agent with Wells Fargo Bank, N.A., as Agent; (ii) repay in full that portion of the Obligations of those Original Banks which do not desire to become a party hereto (the "Replaced Banks"); (iii) include each of the financial institutions who were not parties to the Original Credit Agreement and whose names are set forth on the signature pages hereto that desire to become parties to this Agreement as "Banks" (such financial institutions, together with any Additional Banks (as hereinafter defined), collectively the "New Banks"); (iv) increase the Revolving Commitment initially to $178,916,666.67, which amount may be subsequently increased in accordance with the terms and conditions set forth herein to an amount not to exceed $190,000,000.00; (v) increase the Term Commitment to $103,583,333.33, which amount may be subsequently increased in accordance with the terms and conditions set forth herein to an amount not to exceed $110,000,000.00; (vi) modify the amortization schedule with respect to the Term Commitment (each as defined in Section 1.01 hereof) in accordance with the terms and conditions set forth herein; and (vii) reallocate the outstanding Obligations among the New Banks and those Original Banks that were parties to the Original Credit Agreement and are to remain parties hereto (the "Remaining Banks"). (The Remaining Banks and the New Banks together constitute the "Banks" defined above.)

      C. The parties hereto are willing so to amend and restate the Original Credit Agreement upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    AGREEMENT

                                   ARTICLE I

                                   DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings when used herein (including in the recitals hereof):

            "Account" means for purposes of this Agreement and the Borrowing Base Certificate any right of payment of Holdings or any of its Subsidiaries for goods sold or leased or for services rendered in the ordinary course of business which is not evidenced by an instrument (except as part of chattel paper), whether or not it has been earned by performance.

            "Account Debtor" means the Person obligated on an Account.

            "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
      (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that Holdings or the Company, as the case may be, or the Subsidiary, is the surviving Person.

            "Additional Banks" means the financial institutions which agree to provide Additional Term Loans or make Additional Revolving Commitments to Holdings in accordance with the terms and conditions set forth herein by becoming parties to this Agreement on the Subsequent Effective Date.

            "Additional Guarantor Accession Date" has the meaning specified in
      Section 7.13.

            "Additional Guarantor Assumption Agreement" has the meaning specified in Section 7.13.

            "Additional Revolving Commitment" has the meaning specified in
      Section 2.01(d).

            "Additional Term Loans" has the meaning specified in Section
      2.01(c).

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "Agent" means Wells Fargo in its capacity as administrative agent for the Banks hereunder from and after the Effective Date as provided in the Resignation, Assignment and Acceptance Agreement and any successor agent arising under Section 10.09.

            "Agent-Related Persons" means Wells Fargo and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Wells Fargo, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agent's Payment Office" means the address for payments set forth on
      Schedule 11.02 or such other address as the Agent may from time to time specify.

            "Aggregate Commitment" means the combined Commitments of the Banks, which combined Commitments shall not exceed $282,500,000.00 as of the Effective Date and which amount may be increased, on the Subsequent Effective Date, by no more than $17,500,000.00 pursuant to subsection 2.01(c) and subsection 2.01(d).

            "Aggregate New Term Loan" has the meaning set forth in subsection 2.01(a).

            "Aggregate Remaining Term Loan" has the meaning set forth in subsection 2.01(a).

            "Aggregate Revolving Commitment" means the combined Revolving Commitments of the Banks, which combined Revolving Commitments shall not exceed $178,916,666.67 as of the Effective Date, which amount includes both the L/C Commitment and the Swingline Commitment and which amount may be increased, on the Subsequent Effective Date, by no more than $11,083,333.33 pursuant to subsection 2.01(d).

            "Aggregate Term Commitment" means the combined Term Commitments of the Banks, which Term Commitments shall not exceed $103,583,333.33 as of the Effective Date and which amount may be increased, on the Subsequent Effective Date, by no more than $6,416,666.67 pursuant to subsection 2.01(c).

            "Agreement" means this Credit Agreement.

            "Applicable Fee Amount" means with respect to the commitment fees and Standby Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading "Commitment Fee" or "Letter of Credit Fee," as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

            "Applicable Margin" means, with respect to Base Rate Loans and Offshore Rate Loans, the amount set forth opposite the indicated Level below the heading "Base Rate Spread or "Offshore Rate Spread" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I.

            "Assignee" has the meaning specified in subsection 11.08(a).

            "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            "Available Commitment" has the meaning specific in Section 2.11(b).

            "Bank" has the meaning specified in the introductory clause hereto, provided, however, that after the Subsequent Effective Date, any Additional Banks shall also be deemed "Banks" for all purposes hereunder. References to the "Banks" shall include Wells Fargo, including in its capacity as Issuing Bank and Swingline Bank; for purposes of clarification only, to the extent that Wells Fargo may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, et seq.).

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its prime rate. (The prime rate is a rate set by Wells Fargo based upon various factors including Wells Fargo's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "Borrowing" means a borrowing hereunder consisting of (i) Loans of the same Type made to Holdings on the same day by the Banks under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period, or (ii) a Swingline Loan (or Swingline Loans) made to Holdings on the same day by the Swingline Banks, (iii) an L/C Borrowing.

            "Borrowing Base" means, at any time, an amount equal to the sum of:
      (i) 80% of the value of the Accounts; plus (ii) 60% of the value of the Inventory. As used in this definition, "value" as applied to Inventory shall mean the lower of cost and market, or if there at any time exist any other matters, events, conditions or contingencies which the Majority Banks reasonably believe may cause a material portion of the Accounts to be unpaid, the Majority Banks, in their sole discretion, may exclude any of the Accounts or Inventory from the Borrowing Base if the Majority Banks reasonably determine that the inclusion of such Account or Inventory in the Borrowing Base would have a Material Adverse Effect.

            "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit I.

            "Borrowing Date" means any date on which a Borrowing occurs under
      Section 2.03.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capitalization" means, as at any date, for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of Funded Debt plus Stockholder's Equity.

            "Capital Expenditure Annual Limit" means, for any fiscal year, the sum of (a) $30,000,000 plus (b) 3.0% of the aggregate sales reported by all Persons acquired by Holdings or its Subsidiaries in such fiscal year pursuant to a Permitted Acquisition, as reported by each such acquired Person in its financial statements for such Person's then most recent fiscal year-end, plus (c) the amount of proceeds of any Disposition or Event of Loss which are reinvested as Capital Expenditures within six (6) months of Holdings' or any Subsidiary's receipt of such proceeds.

            "Capital Expenditures" means, for any period, the aggregate of all expenditures (including the current portion of Capital Leases) which are required to be capitalized on the consolidated balance sheet of Holdings and its Subsidiaries during that period, in accordance with GAAP, excluding Acquisitions permitted by subsection 8.04(d).

            "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

            "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to the Security Agreement. Derivatives of such term shall have corresponding meaning.

            "Change of Control" means any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of Holdings; or, during any period of twelve consecutive calendar months, individuals who were directors of Holdings on the first day of such period shall cease to constitute a majority of the board of directors of Holdings.

            "Closing Date" means November 30, 1999 (which is the date on which the Original Credit Agreement closed).

            "Code" means the Internal Revenue Code of 1986.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings and its Subsidiaries in or upon which a Lien (i) existed in favor of the Original Banks or the Original Agent on behalf of the Original Banks immediately prior to the Effective Date now or (ii) now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks on and after the Effective Date, whether under this Agreement or under any other Collateral Documents.

            "Collateral Documents" means, collectively, (i) the Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements mortgages, deeds of trust, patent and trademark assignments, lease assignments and other similar agreements between Holdings or any Subsidiary and the Banks, or the Agent for the benefit of the Banks, now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Holdings or any Subsidiary as debtor in favor of the Banks, or the Agent for the benefit of the Banks, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

            "Commercial Letter of Credit" means a commercial Letter of Credit Issued for the account of Holdings in respect of the purchase of Inventory or other goods and services by Holdings or any of its Subsidiaries in the ordinary course of business.

            "Commitment," as to each Bank, means the sum of its Revolving Commitment and Term Commitment.

            "Company" has the meaning specified in the introductory paragraph hereof.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Consolidated Net Worth" means, as of the date of determination, the consolidated shareholders' equity of Holdings and its Subsidiaries, as determined in accordance with GAAP.

            "Consolidated Net Income" means, as of the date of determination, the consolidated net income of Holdings and its Subsidiaries, as determined in accordance with GAAP.

            "Consolidated Total Assets" means, as of the date of determination, the consolidated total assets of Holdings and its Subsidiaries, as determined in accordance with GAAP.

            "Contingent Obligation" means (without duplication), as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
      (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (d) in respect of Earn-Out Obligations; (e) in respect of any Swap Contract; and
      (f) in respect of Stock Price Guaranties. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
      Section 2.04, Holdings (a) converts Loans of one Type to another Type, or
      (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            "Credit Exposure" has the meaning specified in the definition of Majority Banks.

            "Credit Extension" means and includes (a) the making of any Revolving Loans, Term Loans or Swingline Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Disposition" means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under subsections 8.02(a) through 8.02(h).

            "Disposition Value" means the aggregate net book value of all assets sold, transferred, leased or disposed of in any transaction determined as of the date of such transfer or proposed transfer thereof.

            "Dollars," "dollars" and "$" each mean lawful money of the United States.

            "Earn-out Obligations" means any obligations, whether contingent or matured, to pay additional consideration in connection with the Acquisition by Holdings or any Subsidiary of any capital stock or assets of any Person.

            "EBITA" means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments) of Holdings and its Subsidiaries for such period plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period,
      (ii) income tax expense for such period, (iii) amortization expense and other non-cash expenses for such period (other than depreciation expense) and (iv) cash dividends in respect of Minority Investments, in each case, measured in accordance with GAAP.

            "EBITDA" means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments) of Holdings and its Subsidiaries for such period plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period,
      (ii) income tax expense for such period, (iii) depreciation expense, amortization expense and other non-cash expenses for such period and (iv) cash dividends in respect of Minority Investments, in each case, measured in accordance with GAAP. For purposes of determining the consolidated EBITDA of Holdings and its Subsidiaries hereunder for purposes of calculating the EBITDA Ratio hereunder, EBITDA shall be adjusted upon the Permitted Acquisition of any acquired Subsidiary

      (the "Acquiree") (A) to include the historical financial results of such Acquiree for the four fiscal quarter period ("Calculation Period") for which Holdings' consolidated EBITDA is calculated hereunder, until such time as the first day of any Calculation Period falls on or after the date on which the Acquisition of such Acquiree is consummated; and (B) to exclude any specific, identifiable expense items which are eliminated as a result of the Permitted Acquisition of such Acquiree at the closing thereof, provided that audited financial statements accompanied by an unqualified opinion of an Independent Auditor are delivered to the Agent and the Banks in respect of such Acquiree for the then most recent fiscal year of such Acquiree, and provided further that Holdings shall have delivered a certificate of a Responsible Officer clearly setting forth such pro forma additions to consolidated EBITDA resulting from the Permitted Acquisition of such Acquiree.

            "EBITDA Ratio" means, as of the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries as of such date, the ratio of (i) Total Funded Debt existing on such date to (ii) EBITDA for the period of four fiscal quarters ending on such date.

            "Effective Amount" means (i) with respect to any Revolving Loans, Term Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Term Loans and Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that for purposes of Section 2.08, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.08.

            "Effective Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(f), waived by the Person entitled to receive such payment).

            "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by Holdings or any Subsidiary.

            "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Holdings or the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
      Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings, the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings, the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
      Section 4007 of ERISA, upon Holdings, the Company or any ERISA Affiliate.

            "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

            "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

            "Event of Default" means any of the events or circumstances specified in Section 9.01.

            "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection 2.11(a).

            "First Amendment to Deeds of Trust" means those certain First Amendments to Deeds of Trust, each dated as of the Effective Date, among Holdings, the Guarantors party thereto and Agent in substantially the form of Exhibit L.

            "First Amendment to Intellectual Property Security Agreements" means those certain First Amendments to Intellectual Property Security Agreements, each dated as of the Effective Date, between Holdings, the Guarantors party thereto and the Agent for the benefit of the Banks in substantially the form of Exhibit J-3.

            "First Amendment to Security Agreement" means that certain First Amendment to Security Agreement, dated as of the Effective Date, between Holdings, the Guarantors party thereto and the Agent for the benefit of the Banks in substantially the form of Exhibit J-2.

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "Funded Debt" means, as of any date of determination, all Indebtedness of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP, including all Revolving Loans and all Term Loans, but excluding all L/C Obligations.

            "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guarantor" means the Company and each other direct or indirect Subsidiary of Holdings party to a Guaranty in its capacity as a guarantor hereunder.

            "Guaranty" means the guaranty of each Guarantor made pursuant to
      Section 11.12 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

            "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

            "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

            "Holdings" means Building Materials Holding Corporation, a Delaware corporation.

            "Honor Date" has the meaning specified in subsection 3.03(b).

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms but including all non-contingent Earn-Out Obligations); (c) all reimbursement or payment obligations with respect to Surety Instruments (contingent or otherwise); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
      (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; and (i) all Stock Price Guaranties having a tenor of six (6) months or more or exceeding $2,000,000 in the aggregate for all Stock Price Guaranties then outstanding. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

            "Indemnified Liabilities" has the meaning specified in Section
      11.05.

            "Indemnified Person" has the meaning specified in Section 11.05.

            "Independent Auditor" has the meaning specified in subsection
      7.01(a).

            "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Intellectual Property Security Agreement" has the meaning specified in the Security Agreement.

            "Interest Expense" means, for any period, for Holdings and its Subsidiaries in accordance with GAAP, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

            "Interest Payment Date" means, (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan, (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Termination Date (in the case of Revolving Loans) and the Term Maturity Date (in the case of Term Loans) and (iii) as to any Swingline Loan, each of the last Business Day of each calendar month and the Revolving Termination Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by Holdings in its Notice of Borrowing or Notice of Conversion/ Continuation; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period for any Term Loan shall extend beyond the Term Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                  (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

            "Inventory" shall mean for purposes of this Agreement and the Borrowing Base Certificate all goods of Holdings or any of its Subsidiaries held for sale or lease in the ordinary course of business, work in progress and any and all raw materials used in connection with the foregoing.

            "Investment" has the meaning specified in Section 8.04.

            "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Issuance Date" has the meaning specified in subsection 3.01(a).

            "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

            "Issuing Bank" means Wells Fargo in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

            "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

            "L/C Amendment Application" means an application form for amendment of outstanding Standby or Commercial Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

            "L/C Application" means an application form for issuances of Standby or Commercial Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

            "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

            "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $20,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05 or 2.08; provided that the L/C Commitment is a part of the combined Revolving Commitments of the Banks rather than a separate, independent commitment; and provided further that if as a result of any Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments of the Banks, the L/C Commitment shall automatically reduce by the amount of such excess.

            "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

            "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

            "Lead Arranger" means Wells Fargo Bank, N.A., in its capacity as Sole Lead Arranger and Sole Book Manager.

            "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify to Holdings and the Agent.

            "Letters of Credit" means any letters of credit Issued by the Issuing Bank pursuant to Article III (which may be Commercial Letters of Credit or Standby Letters of Credit).

            "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

            "Loan" means an extension of credit by a Bank to Holdings under
      Article II, which may be a Base Rate Loan, an Offshore Rate Loan or a Swingline Loan (each a "Type" of Loan), and includes a Revolving Loan or Term Loan, or Article III in the form of an L/C Advance.

            "Loan Documents" means this Agreement, any Notes, any Guaranty, the Collateral Documents, the Fee Letter, the L/C-Related Documents, any documents evidencing or relating to Specified Swap Contracts and all other documents delivered to the Agent or any Bank in connection herewith.

            "Loan Party" means the Company, Holdings and each other Subsidiary of Holdings party hereto as a Guarantor.

            "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate Credit Exposure of all the Banks, or, if no Credit Exposure exists, Banks then having in excess of 50% of the Aggregate Commitment. As used in this definition, the "Credit Exposure" of any Bank means (i) with respect to any outstanding Revolving Loans, the aggregate outstanding principal amount of the Revolving Loans made by such Bank, (ii) with respect to any outstanding Term Loans, the aggregate outstanding principal amount of the Term Loans made by such Bank, and
      (iii) with respect to any outstanding Swingline Loans and L/C Obligations, the participating interest therein equal to such Bank's Pro Rata Share thereof.

            "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Holdings or Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (ii) the perfection or priority of any Lien granted under the Collateral Documents.

            "Minimum Amount" means (i) in respect of any Borrowing, conversion or continuation of Loans, (a) in the case of Base Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (b) in the case of Offshore Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof and (c) in the case of Swingline Loans, an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof (or such other amount as shall be acceptable to the Swingline
      Bank), (ii) in the case of any reduction of the Commitments under Section 2.05, $5,000,000 or any multiple of $1,000,000 in excess thereof, and
      (iii) in the case of any optional prepayment of Loans under Section 2.07, $1,000,000 or any multiple of $1,000,000 in excess thereof.

            "Minority Investment" means the direct or indirect Investment by Holdings in any Person, provided in each case that such Person is not a Subsidiary at the time of such Investment and after giving effect thereto.

            "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

            "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

            "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which Holdings, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

            "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (ii) sale, use or other transaction taxes and capital gains taxes paid or payable by such Person as a direct result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money security interest on any asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. For purposes of determining the amount of Net Proceeds in respect of any Disposition or Event of Loss, however, the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds that such Person has used (or intends to use within six months of the date of receipt of such proceeds) to pay the purchase price in connection with any Permitted Acquisition, Minority Investment or any Capital Expenditures (to the extent permitted hereunder), it being understood that any portion of such proceeds that has not been so used within such six month period shall be deemed to be Net Proceeds received on the last day of such six month period and that all such proceeds shall be deemed to be Net Proceeds at any time that an Event of Default exists hereunder.

            "New Banks" has the meaning set forth in Recital B.

            "New Term Loan" has the meaning set forth in Section 2.01(a).

            "Notes" means the Revolving Notes and the Term Notes.

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Obligations" means the Revolving Loans, Term Loans Swingline Loans, L/C Obligations and other Indebtedness arising under any Loan Document owing by Holdings to any Bank, the Agent, the Issuing Bank, the Swingline Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                                              LIBOR
                  Offshore Rate =  ----------------------------
                                   1.00 - Eurodollar Reserve
                                           Percentage

      Where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

            "LIBOR" means: (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, "LIBOR" instead means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by Wells Fargo as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by Wells Fargo, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. As used in this definition, "Dow Jones Page 3750" means the display designated as "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

            The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

            "Operating Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as an operating lease in respect of which such Person is liable as lessee.

            "Original Agent" means Bank of America, N.A., in its capacity as Administrative Agent under the Original Credit Agreement.

            "Original Banks" has the meaning specified in Recital A.

            "Original Credit Agreement" has the meaning specified in Recital A.

            "Organization Documents" means, for any Person, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person

            "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participant" has the meaning specified in subsection 11.08(d).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Holdings or the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Acquisition" means any Acquisition that conforms to the following requirements: (a) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary line of business as the Company, (b) the Agent and the Banks shall have received promptly, and in any event no less than ten (10) Business Days prior to the consummation of such Acquisition, (i) financial information regarding the assets, Person or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person or business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person or business on Holdings, including a balance sheet for Holdings and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for Holdings and its Subsidiaries through at least the Revolving Termination Date, and (ii) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating Holdings' pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Acquisition, (c) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (d) such Acquisition shall be non-hostile in nature, (e) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (f) immediately after giving effect to such Acquisition: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom,
      (ii) 100% of the capital stock of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Holdings or a U.S. Wholly-Owned Subsidiary of Holdings, and (iii) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 7.13 or as otherwise required under Section 7.14 shall have been taken, and (g) in the case of any Significant Acquisition, the Majority Banks shall have consented in writing to the consummation of such Acquisition.

            "Permitted Capital Expenditure Carry-Forward" means, for any fiscal year, the Dollar amount equal to (a) the maximum Dollar amount of Capital Expenditures permitted to be incurred by Holdings and its Subsidiaries in such fiscal year under

      Section 8.13 minus (b) the Dollar amount of Capital Expenditures actually incurred by Holdings and its Subsidiaries in such fiscal year.

            "Permitted Equity Offering" means an offering by Holdings of preferred stock or other equity interests of Holdings, if the rights, preferences, privileges and use of proceeds of such equity offering have been approved by the Majority Banks in writing prior to issuance, provided that no such securities shall be issued if a Default or Event of Default exists prior to, or immediately after, such issuance.

            "Permitted Liens" has the meaning specified in Section 8.01.

            "Permitted Subordinated Debt" has the meaning specified in Section 8.05(h).

            "Permitted Swap Obligations" means all obligations (contingent or otherwise) of Holdings or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a)).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings or the Company sponsors or maintains or to which Holdings or the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Pledged Collateral" means the "Pledged Collateral" as defined in the Security Agreement and shall include all products and Proceeds (as defined in the Security Agreement) of the Pledged Collateral.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) in the case of the Revolving Commitments or the Revolving Loans, such Bank's Revolving Commitment divided by the combined Revolving Commitments of all Banks (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Bank's Revolving Loans divided by the aggregate principal amount of the Revolving Loans then held by all Banks), and (b) in the case of the Term Commitments or the Term Loans, such Bank's Term Commitment divided by the combined Term Commitments of all Banks (or, if all Term Commitments have been terminated, the aggregate principal amount of such Bank's Term Loans divided by the aggregate principal amount of Term Loans then held by all Banks). The initial Pro Rata Shares of each Bank are set forth opposite such Bank's name in
      Schedule 2.01 under the heading "Pro Rata Share (Revolving Commitments)" and "Pro Rata Share (Term Commitments)."

            "Reimbursement Date" has the meaning specified in Section 3.03.

            "Remaining Bank" has the meaning specified in Recital B.

            "Replaced Bank" has the meaning specified in Recital B.

            "Replacement Bank" has the meaning specified in Section 4.07.

            "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Resignation, Assignment and Acceptance Agreement" means that certain Resignation, Assignment and Acceptance Agreement, dated as of the Effective Date, among the Agent, the Original Agent, Holdings, the Guarantors party thereto, the Replaced Banks and the Remaining Banks.

            "Responsible Officer" means as to any Person, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

            "Revolving Commitment," as to each Bank, has the meaning specified in subsection 2.01(b).

            "Revolving Loan" has the meaning specified in Section 2.01.

            "Revolving Note" means a promissory note executed by Holdings in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F-1

            "Revolving Termination Date" means the earlier to occur of: (a) December 1, 2004; and (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "Security Agreement" means that certain Security Agreement, dated as of November 30, 1999, among Holdings, the Company, certain other Affiliates of Holdings listed therein and the Original Agent, in substantially the form of Exhibit J-1.

            "Senior Funded Debt" means, as of any date of determination, all Funded Debt of Holdings and its Subsidiaries on such date which is not subordinated in right of payment to the Obligations, on a consolidated basis in accordance with GAAP.

            "Significant Acquisition" means (a) any Acquisition by Holdings or any Subsidiary in respect of which cash or cash equivalents and/or assumption and/or incurrence of Indebtedness exceeding $25,000,000 in the aggregate constitutes all or a portion of the consideration therefor, and
      (b) any Acquisition by Holdings or any Subsidiary at any time that cash or cash equivalents and/or assumption and/or incurrence of Indebtedness exceeding $25,000,000 in the aggregate has constituted (or, immediately after giving effect to such Acquisition, shall have constituted) all or a portion of the consideration for all Acquisitions by Holdings and its Subsidiaries consummated in the then current fiscal year.

            "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Holdings and any Swap Provider which Swap Contract is or was intended by Holdings to have been entered into for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if Holdings so represents to the Swap Provider in writing), and as to which the final scheduled payment by Holdings is not later than the Revolving Termination Date.

            "Standby Letter of Credit" means a standby Letter of Credit Issued for the account of Holdings to support obligations of Holdings or any Subsidiary, contingent or otherwise.

            "Stockholder's Equity" shall mean, at any date, as applied to Holdings, the aggregate sum of Holdings' stock, capital surplus and retained earnings (or minus accumulated deficit), determined on a consolidated basis in accordance with GAAP.

            "Stock Price Guaranty" means a guaranty that (i) is issued by Holdings or an Affiliate of Holdings in connection with the Acquisition of another Person, and (ii) is for the payment of cash or issuance of Holdings' common stock if the common stock issued by Holdings in connection with such an Acquisition is sold for less than the price provided for in the guaranty during its term, provided that for purposes of determining the amount of any Stock Price Guaranty, the amount of such guaranty shall be equal to (a) the guaranteed stock price multiplied by the number of shares covered by the guaranty, minus (b) the current fair market value of one share of Holdings' common stock (which fair market value shall be equal to the five day trailing average closing price for Holdings' common stock as reported by the Nasdaq National Stock Market) multiplied by the number of shares covered by the guaranty, provided further, that for purposes of determining the amount of any Stock Price Guaranty which is payable solely in common stock of Holdings, the amount of such Stock Price Guaranty shall equal zero.

            "Subordinated Debt Documents" means any documents and instruments evidencing any Permitted Subordinated Debt.

            "Subsequent Effective Date" means the date on which all conditions precedent set forth in Section 5.02 are satisfied or waived by all Additional Banks which date (if it shall occur) shall occur on or prior to one hundred eighty (180) days after the Effective Date.

            "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Holdings.

            "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Swap Provider" means any Bank, or any Affiliate of any Bank, that is at the time of determination party to a Swap Contract with Holdings.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Holdings based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

            "Swingline Bank" means Wells Fargo, in its capacity as maker of Swingline Loans hereunder. Specific reference to the Swingline Bank shall exclude the Swingline Bank in its capacity as a Bank hereunder.

            "Swingline Commitment" has the meaning specified in subsection 2.06(a).

            "Swingline Loan" has the meaning specified in subsection 2.06(a).

            "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office.

            "Term Commitment," as to each Bank, has the meaning specified in subsection 2.01(a).

            "Term Loan" has the meaning specified in subsection 2.01(a).

            "Term Maturity Date" means December 1, 2004.

            "Term Note" means a promissory note executed by Holdings in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F-2.

            "Total Assets" means for any date the net book value of the consolidated assets of Holdings and its Subsidiaries as of the end of the fiscal quarter ended on or most recently prior to such date.

            "Total Funded Debt" means, as of any date of determination, all Funded Debt of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP.

            "Type" has the meaning specified in the definition of "Loan."

            "UCC" means the Uniform Commercial Code as in effect in the State of California.

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

            "Update Certificate" means a certificate in substantially the form of Exhibit K.

            "U.S. Subsidiary" and "U.S. Wholly-Owned Subsidiary" means a Subsidiary or Wholly-Owned Subsidiary, as the case may be, that is located in and a resident of the United States.

            "Wells Fargo" means Wells Fargo Bank, N.A., a national banking association, or any successor by merger thereto.

            "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Holdings, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

            (d) The term "including" is not limiting and means "including without limitation."

            (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (f) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document (unless any such prohibitive term has been waived), and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (h) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (i) This Agreement and the other Loan Documents are the result of negotiations among the Agent, Holdings, the Company and the other parties, have been reviewed by counsel to the Agent, Holdings, the Company and such other parties, and are the products of all parties.

Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

      1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Banks and Holdings shall have agreed upon the terms of the application of such modified GAAP.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Holdings.

                                  ARTICLE II

                                   THE CREDITS

      2.01 Amounts and Terms of Commitments.

            (a) The Term Credit. Holdings hereby acknowledges and agrees that pursuant to the Original Credit Agreement, the Original Banks provided to Holdings term loans in the aggregate principal amount of $111,100,000.00, of which $102,767,500.00 is outstanding on the date hereof (the "Aggregate Remaining Term Loan"). Subject to the conditions set forth herein, each Bank severally agrees that on the Effective Date, it shall make a new single loan denominated in Dollars to Holdings in the amount of such Bank's Pro Rata Share of $815,833.33 (each a "New Term Loan" and collectively, the "Aggregate New Term Loans") such that the sum of the aggregate principal amount of the Aggregate Remaining Term Loan and the Aggregate New Term Loan is equal to the Aggregate Term Commitment. The parties hereto further acknowledge and agree that on and after the Effective Date, each Remaining Bank and each New Bank shall be a Bank under this Agreement and the other Loan Documents with Term Loans, Term Commitments and Pro Rata Shares as set forth on Schedule 2.01 attached hereto (each Pro Rata Share of such loan, a "Term Loan" and each Pro Rata Share of the Aggregate Term Loan Commitment, a "Term Loan Commitment") in an aggregate amount not to exceed the Aggregate Term Commitment, with the rights, duties and obligations of such a Bank under this Agreement and the other Loan Documents. To effect the foregoing, on the Effective Date, Agent shall calculate the Pro Rata Share of each Remaining Bank and each New Bank of the Aggregate Term Commitment. Based upon such calculation, each New Bank and any applicable Remaining Bank shall purchase from the Original Banks such portion of the Aggregate Remaining Term Loan as Agent determines is necessary (after taking into account application of amounts advanced by each Bank in connection with the Aggregate New Term Loan) to cause each Remaining Bank and each New Bank to hold such Pro Rata Share of the outstanding aggregate Term Loans in a principal amount equal to such Remaining Bank's and such New

Bank's Pro Rata Share of such Aggregate Term Commitment. On and after the Effective Date, the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all outstanding Term Loans shall not exceed the Aggregate Commitment. Amounts that have been borrowed as Term Loans which are repaid or prepaid by Holdings may not be reborrowed. The Term Loans of the Remaining Banks and the New Banks shall be deemed to be Term Loans of such Banks under this Agreement and the other Loan Documents for all purposes.

            (b) The Revolving Credit. Holdings hereby acknowledges and agrees that pursuant to the Original Credit Agreement, the Original Banks provided to Holdings revolving loans from time to time of which [$_____________]82,900,000.00 in aggregate principal amount is outstanding on the date hereof. Subject to the conditions set forth herein, the parties hereto hereby acknowledge and agree that on and after the Effective Date, each Remaining Bank and each New Bank shall be a Bank under this Agreement and the other Loan Documents with Revolving Commitments and Pro Rata Shares as set forth on Schedule 2.01 attached hereto (each such commitment, a "Revolving Commitment") in an aggregate amount not to exceed the Aggregate Revolving Commitment, with the rights, duties and obligations of such a Bank under this Agreement and the other Loan Documents. To effect the foregoing, on the Effective Date, Agent shall calculate the Pro Rata Share of each Remaining Bank and each New Bank in each Revolving Loan then outstanding (each such loan, together with all other loans advanced from time to time pursuant to this
Section 2.01(b), a "Revolving Loan"). Based upon such calculation, each New Bank and any applicable Remaining Bank shall purchase from the Original Banks such shares in the outstanding Revolving Loans as Agent determines is necessary to cause each Remaining Bank and each New Bank to hold Revolving Loans in each outstanding Revolving Loan Borrowing in a principal amount equal to such Remaining Bank's and such New Bank's Pro Rata Share of such Revolving Loan Borrowings. On and after the Effective Date, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of (1) the combined Revolving Commitments of the Banks and (2) the Borrowing Base; and (ii) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations and the Effective Amount of all Swingline Loans shall not at any time exceed such Bank's Revolving Commitment. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.01, prepay under Section 2.07 and reborrow under this Section 2.01.

            (c) Additional Term Loans. Upon Holding's written notice to the Agent, on the Subsequent Effective Date one or more Additional Banks may become parties to this Agreement for the purpose of making additional Term Loans in an aggregate amount not to exceed $6,416,666.67 (each Additional Bank's Pro Rata Share of such amount, an "Additional Term Commitment"). On the Subsequent Effective Date, each Additional Bank shall make a new single loan denominated in Dollars to Holdings in the amount of such Bank's Pro Rata Share of the Additional Term Commitment (the "Additional Term Loan") upon the terms and subject to the conditions contained herein, as such terms and conditions may be amended pursuant to Section 11.01 hereof, and any Additional Banks shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Bank for all purposes of this Agreement from and after the Subsequent Effective Date. Once the Additional

Term Loans shall have been made pursuant to this Agreement, (i) Schedule 2.01 hereto shall be deemed to have been amended to include all Additional Banks party to this Agreement together with such Additional Banks' respective Term Commitment and Pro Rate Share, (ii) Schedule 2.01 hereto shall be deemed to have been amended to adjust the Pro Rata Share of all other Banks party hereto, (iii)
Schedule 2.09 hereto shall be deemed to have been amended to include the then applicable Term Loan amortization schedule based upon the percentages set forth therein, and (iv) the definitions of "Aggregate Term Commitment" and "Aggregate Commitment" shall be deemed to have been amended to include the Additional Term Commitments made by such Additional Banks on the Subsequent Effective Date. On and after the Subsequent Effective Date, the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all outstanding Term Loans shall not exceed the then applicable Aggregate Commitment. The Additional Term Loans of the Additional Banks shall be deemed to be Term Loans of such Banks under this Agreement and the other Loan Documents for all purposes.

            (d) Additional Revolving Commitments. Upon Holding's written notice to the Agent, on the Subsequent Effective Date one or more Additional Banks may provide additional Revolving Commitments in an aggregate amount not to exceed $11,083,333.33 (each such additional commitment, the "Additional Revolving Commitment"), which Additional Revolving Commitment may thereafter be made available to Holdings as Revolving Loans. Any Additional Banks shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Banks for all purposes of this Agreement from and after the Subsequent Effective Date. Once such Additional Revolving Commitments shall be deemed to have been made available pursuant to this Agreement, (i) Schedule 2.01 hereto shall be deemed to have been amended to include all Additional Banks party to this Agreement together with such Additional Bank's respective Revolving Commitment and Pro Rate Share, (ii)
Schedule 2.01 hereto shall be deemed to have been amended to adjust the Pro Rata Share of all other Banks party hereto, and (iii) the definitions of "Aggregate Revolving Commitment" and "Aggregate Commitment" shall be deemed to have been amended to include the Additional Revolving Commitments provided by such Additional Banks on the Subsequent Effective Date. To effect the foregoing, on the Subsequent Effective Date, Agent shall calculate the Pro Rata Share of each Bank and each Additional Bank in each Revolving Loan then outstanding. Based upon such calculation, each Additional Bank shall purchase from the other Banks such portion of the Aggregate Revolving Loans outstanding immediately prior to the Subsequent Effective Date as Agent determines is necessary to cause each Bank to hold Revolving Loans in a principal amount equal to such Bank's Pro Rata Share of such Revolving Loan Borrowings. On and after the Subsequent Effective Date, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of
(1) the combined Revolving Commitments of the Banks and (2) the Borrowing Base; and (ii) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations and the Effective Amount of all Swingline Loans shall not at any time exceed such Bank's Revolving Commitment. On and after the Subsequent Effective Date, each Additional Bank shall be a Bank under this Agreement and the other Loan Documents with Revolving Commitments and Pro Rata Shares as set forth on
Schedule 2.01 attached hereto in an aggregate amount not to exceed the Aggregate Revolving Commitment, with the rights, duties and obligations of such a Bank under this Agreement and the other Loan Documents.

      2.02 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to Holdings and the Letters of Credit Issued for the account of Holdings, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Holdings hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

            (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Holdings with respect thereto. Each such Bank is irrevocably authorized by Holdings to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Holdings hereunder or under any such Note to such Bank.

      2.03 Procedure for Borrowing. (a) Each Borrowing of Loans shall be made upon Holdings' irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) at least three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, except in the case of Swingline Loans, in which case such notice must be received by 9:00 a.m. (San Francisco time) on the requested Borrowing Date; and (ii) prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

            (i) the amount of the Borrowing, which shall be in a Minimum Amount, and whether such Borrowing shall be of Term Loans or Revolving Loans;

            (ii) the requested Borrowing Date, which shall be a Business Day;

            (iii) the Type of Loans comprising the Borrowing; and

            (iv) if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of "Interest Period" herein. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Effective Date, the Notice of Borrowing shall be delivered to the Agent not later than 11:00 a.m. (San Francisco time) one Business Day before the Effective Date and such Borrowing will consist of Base Rate Loans only; and further provided that if so requested by the Agent, all Borrowings during the first 60 days following the Effective Date shall have the same Interest Period and shall be Base Rate Loans or Offshore Rate Loans for Interest Periods no longer than one month.

            (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

            (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of Holdings at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by Holdings in funds immediately available to the Agent. The proceeds of each such Borrowing will then be made available to Holdings by the Agent at such office by crediting the account of Holdings on the books of Wells Fargo with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent, or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Agent by Holdings of such funds as received by the Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

            (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

      2.04 Conversion and Continuation Elections. (a) Holdings may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

            (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any Revolving Loans or Term Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Holdings to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate.

            (b) Holdings shall deliver a Notice of Conversion/Continuation to be received by the Agent (i) not later than 9:00 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) prior to 9:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (i) the proposed Conversion/Continuation Date;

                  (ii) the aggregate amount of Loans to be converted or continued;

                  (iii) the Type of Loans resulting from the proposed conversion or continuation; and

                  (iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period, subject to the provisions of the definition of "Interest Period" herein.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Holdings has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, Holdings shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Holdings, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, Holdings may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

      2.05 Voluntary Termination or Reduction of Commitments. (a) Holdings may, upon not less than three Business Days' prior notice to the Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the amount of the combined Revolving Commitments of the Banks then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section 2.05, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by Holdings in the notice to the Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

            (b) At no time shall the Swingline Commitment exceed the combined Revolving Commitments of the Banks, and any reduction of the Revolving Commitments which reduces combined Revolving Commitments of the Banks below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Revolving Commitments of the Banks, as so reduced, without any action on the part of the Swingline Bank.

      2.06 Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Bank agrees to make a portion of the Revolving Commitment available to Holdings by making swingline loans denominated in Dollars (individually, a "Swingline Loan", and, collectively, the "Swingline Loans") to Holdings on any Business Day during the period from the Effective Date to the Revolving Termination Date in accordance with the procedures set forth in this Section
2.06 in an aggregate principal amount at any one time outstanding not to exceed Fifteen Million Dollars ($15,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Credit Extensions made by or participated in by the Swingline Bank, may exceed the Swingline Bank's Revolving Commitment (the amount of such commitment of the Swingline Bank to make Swingline Loans to Holdings pursuant to this subsection 2.06(a), as the same shall be reduced pursuant to Section 2.05 or 2.08 or as a result of any assignment pursuant to Section 11.08, the Swingline Bank's "Swingline Commitment"); provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the combined Revolving Commitments of the Banks, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times accrue interest at the Base Rate or at such other rate as may be agreed to by the Swingline Bank and Holdings. Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings may borrow under this subsection 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.06(a).

            (b) Holdings shall provide the Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount, and (ii) the requested Borrowing Date, which shall be a Business Day. Unless the Swingline Bank has received notice prior to 9:00 a.m. (San Francisco time) on such Borrowing Date from the Agent (including at the request of any Bank) (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of subsection 2.06(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 12:00 noon (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to Holdings by crediting the account of Holdings on the books of Wells Fargo or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Agent by Holdings. The Agent will notify the Banks on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

            (c) Holdings shall repay to the Swingline Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Termination Date.

            (d) For one Business Day during each successive seven Business Day period the aggregate principal amount of Swingline Loans shall be $0 (a "Clean-Up Day"). Holdings shall prepay the outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such seven Business Day period as provided in this subsection 2.06(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

            (e) If:

            (i) any Swingline Loans shall remain outstanding at 4:00 p.m. (San Francisco time) on the Business Day immediately prior to a Clean-Up Day and by such time on such Business Day the Agent shall have received neither: (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to subsection 2.01 on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor (B) any other notice indicating Holdings' intent to repay such Swingline Loans with funds obtained from other sources; or

            (ii) any Swingline Loans shall remain outstanding during the existence of an Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans;

then the Agent shall be deemed to have received a Notice of Borrowing from Holdings pursuant to Section 2.03 requesting that Base Rate Loans be made pursuant to subsection 2.01 on such Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in making such Base Rate Loans; provided, that such Base Rate Loans shall be made notwithstanding Holdings' failure to comply with Section 5.02; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this subsection 2.06(e), each Bank agrees that in lieu of making Revolving Loans as described in this subsection 2.06(e), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.06(d) shall be deemed waived with respect to such Swingline Loans. If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand and shall accrue at the rate then applicable to Base Rate Loans. The proceeds of such Base Rate Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Agent to Holdings. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, Holdings or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.07 Optional Prepayments. Subject to Section 4.04, Holdings may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in Minimum Amounts. Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment of Loans is of Term Loans, Revolving Loans or Swingline Loans (or a combination thereof) and the Type(s) of Loans to be prepaid. The Agent will promptly notify the Swingline Bank (in the case of any prepayment of Swingline Loans) and each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by Holdings, Holdings shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Optional prepayments of Term Loans shall be applied to reduce the Term Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under subsection 2.09(a).

      2.08 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. (a) If on the Effective Date the aggregate Term Commitments shall exceed the outstanding principal amount of the Term Loans made, such unused portion of the Term Commitments shall automatically terminate on the Effective Date.

            (b) If at any time the Effective Amount of Revolving Loans and Swingline Loans plus the Effective Amount of any L/C Obligations shall exceed the Borrowing Base, Holdings, within 15 Business Days of the earlier of (i) the date a Responsible Officer of Holdings became aware of such excess, and (ii) notice from the Agent informing Holdings of the existence of such excess, shall prepay the outstanding principal amount of the Loans and any L/C Advances, in an amount equal to such excess and, if necessary (after giving effect to such prepayment), shall also Cash Collateralize outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Borrowing Base.

            (c) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, Holdings shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment.

            (d) If on any date (after giving effect to any Cash Collateralization made on such date pursuant to subsection 2.08(b)), the Effective Amount of all Revolving Loans and Swingline Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Revolving Commitments of the Banks, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Advances by an amount equal to the applicable excess.

            (e) If Holdings, the Company or any other Subsidiary shall at any time or from time to time make or agree to make a Disposition, then (i) Holdings shall promptly notify the Agent in advance of such Disposition (including the amount of the estimated Net Proceeds to be received by Holdings, the Company or such other Subsidiary in respect thereof) and (ii) if, after giving effect to such Disposition, the Net Proceeds of all Dispositions which have occurred in such fiscal year are greater than $1,000,000 in the aggregate, then promptly upon, and in no event later than one Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Proceeds of such Disposition, Holdings shall prepay Term Loans in an aggregate amount equal to the amount of all Net Proceeds received by Holdings, the Company or any other Subsidiary on account of all Dispositions which have occurred in such fiscal year less the amount, if any, of Net Proceeds already so applied in such fiscal year.

            (f) If Holdings, the Company or any other Subsidiary shall at any time or from time to time issue any debt or equity securities for cash consideration in excess of $5,000,000, then (i) Holdings shall promptly notify the Agent in advance of the estimated Net Issuance Proceeds of such issuance and
(ii) promptly upon, and in no event later than one Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Issuance Proceeds of such issuance, Holdings shall prepay Term Loans in an aggregate amount equal to the amount of all Net Issuance Proceeds received by Holdings, the Company or any such other Subsidiary on account of such issuance unless such equity securities were issued pursuant to a Permitted Equity Offering and the Majority Banks shall have approved such other use of the Net Issuance Proceeds.

            (g) Any prepayments pursuant to this Section 2.08 shall be subject to Section 4.04 and applied, first, to Swingline Loans (only if such prepayment is pursuant to Subsection 2.08(b)) then outstanding, second, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Swingline Loans and Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, Holdings may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. Holdings shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to Section 4.04. Prepayments of Term Loans pursuant to this Section 2.08 shall be applied to reduce the Term Loans with respect to each remaining installment of principal thereof pro rata in accordance with the then remaining installments payable under subsection 2.09(a).

      2.09 Repayment. (a) The Term Loans. Holdings shall repay to the Agent for the account of the Banks the aggregate principal amount of Term Loans in quarterly installments on the last Business Day of each calendar quarter (each a "Principal Payment Date"), commencing on September 30, 2002, in the applicable amounts set forth on Schedule 2.09 hereto (or as such Schedule may be amended pursuant to Section 2.01(c) hereof).

            (b) The Revolving Loans and Swingline Loans. Holdings shall repay to the Agent for the account of the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans and Swingline Loans outstanding on such date.

      2.10 Interest. (a) (i) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to Holdings' right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin; and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin, or at such other rate as may be agreed to by the Swingline Bank.

            (b) Interest on each Revolving Loan, Term Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under
Section 2.07 or 2.08 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, Holdings shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.

            (d) Anything herein to the contrary notwithstanding, the obligations of Holdings to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event Holdings shall pay such Bank interest at the highest rate permitted by applicable law.

      2.11 Fees. In addition to certain fees described in Section 3.08:

            (a) Arrangement and Agency Fees. Holdings shall pay an arrangement fee to the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement (the "Fee Letter") between Holdings and the Lead Arranger and Agent dated June 26, 2001.

            (b) Commitment Fees. Holdings shall pay to the Agent for the account of each Bank a commitment fee on the actual daily unused portion of such Bank's Revolving Commitment (the "Available Commitment"), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent at a rate per annum equal to the Applicable Fee Amount. For purposes of calculating the Available Commitment under this Section 2.11, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding (other than L/C

Obligations consisting of the aggregate undrawn amount of all Commercial Letters of Credit then outstanding). Swingline Loans shall not constitute utilization. Such commitment fee shall accrue from the Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2001, to the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that in connection with any termination of Commitments hereunder, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

      2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

      (b) Each determination of an interest rate by the Agent shall be conclusive and binding on Holdings and the Banks in the absence of manifest error. The Agent will, at the request of Holdings or any Bank, deliver to Holdings or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

      2.13 Payments by Holdings. (a) All payments to be made by Holdings shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Holdings shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

      (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      (c) Unless the Agent receives notice from Holdings prior to the date on which any payment is due to the Banks that Holdings will not make such payment in full as and when required, the Agent may assume that Holdings has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Holdings has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

      2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of Holdings the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to Holdings on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to Holdings such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify Holdings of such failure to fund and, upon demand by the Agent, Holdings shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Holdings agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of Holdings in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      2.16 Security and Guaranty. (a) All obligations of Holdings under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

            (b) All obligations of Holdings under this Agreement, each of the Notes and all other Loan Documents to which it is a party shall be unconditionally guaranteed by each Guarantor pursuant to its Guaranty.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT

      3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Revolving Termination Date to issue Letters of Credit for the account of Holdings, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and
(ii) the Banks severally agree to participate in Letters of Credit Issued for the account of Holdings; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if such Letter of Credit is not denominated in Dollars or if as of the date of Issuance of such Letter of Credit and after giving effect thereto (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and Swingline Loans shall exceed an amount equal to the lesser of (a) the combined Revolving Commitments and (b) the Borrowing Base, (2) the participation of any Bank in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans plus the Effective Amount of the Revolving Loans of such Bank shall exceed such Bank's Revolving Commitment, or
(3) the Effective Amount of L/C Obligations shall exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Holdings may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

            (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

            (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

            (ii) the Issuing Bank has received written notice from any Bank, the Agent or Holdings, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

            (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

            (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

            (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

            (vi) any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

            (vii) any Standby Letter of Credit is in a face amount less than $1,000,000; or

            (viii) any requested Letter of Credit is to be denominated in a currency other than Dollars.

            (c) Letters of Credit issued under this Article III shall be either Commercial Letters of Credit or Standby Letters of Credit.

      3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of Holdings received by the Issuing Bank (with a copy sent by Holdings to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from Holdings and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Holdings in accordance with the Issuing Bank's usual and customary business practices.

            (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of Holdings received by the Issuing Bank (with a copy sent by Holdings to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the Issuance of any Standby Letter of Credit notified to it by the Issuing Bank. The Banks acknowledge and agree that the Agent will not notify them of the receipt by the Agent of any L/C Application or L/C Amendment Application or of the Issuance of any Commercial Letter of Credit. From time to time the Agent will notify the Banks of the amount of all outstanding Letters of Credit hereunder.

            (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of Holdings but the Issuing Bank shall not have received any written direction by Holdings with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and Holdings and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from Holdings requesting such renewal.

            (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

            (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

      3.03 Risk Participations, Drawings and Reimbursements. (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

            (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify Holdings and specify in such notice the date such drawing will be honored by the Issuing Bank (the "Honor Date"). If the Issuing Bank so notifies Holdings prior to 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the Issuing Bank no later than 11:00 a.m. (San Francisco time) on the Honor Date for the amount paid by the Issuing Bank under such Letter of Credit or, if the Issuing Bank shall so notify Holdings after 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the Issuing Bank no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the Issuing Bank under such Letter of Credit on the Honor Date (each such date, a "Reimbursement Date"), in each case, in an amount equal to the amount so paid by the Issuing Bank. In the event Holdings fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Bank thereof (including the amount thereof and such Bank's Pro Rata Share thereof), and Holdings shall be deemed to have requested that Base Rate Loans be made by the Banks to Holdings to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in Section 5.02. Holdings hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.03 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the event that any amount of any drawing under any Letter of Credit is not reimbursed by Holdings on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in subsection (f) or deemed to be converted to a Base Rate Loan as provided in this subsection (b), at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans.

            (c) Each Bank shall upon receipt of any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon such Bank shall (subject to subsection 3.03(f)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to Holdings in that amount. The Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of the Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

            (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of Holdings' failure to satisfy the conditions set forth in Section 5.02 or for any other reason, Holdings shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum. In such event, each Bank shall upon receipt of any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing. Each Bank's payment to the Issuing Bank pursuant to this subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

            (e) If any Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Bank's obligation to make such payment, from the Reimbursement Date to the date such Bank makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Agent.

            (f) Each Bank's obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

      3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from Holdings (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

            (b) If the Agent or the Issuing Bank is required at any time to return to Holdings, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Holdings to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.05 Role of the Issuing Bank. (a) Each Bank and Holdings agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) Holdings hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Holdings pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that Holdings may have a claim against the Issuing Bank, and the Issuing Bank may be liable to Holdings, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Holdings which Holdings proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.06 Obligations Absolute. The obligations of Holdings under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

            (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Holdings in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that Holdings may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

            (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

            (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Holdings in respect of any Letter of Credit; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings or a guarantor.

      3.07 Cash Collateral Pledge. (i) Upon the request of the Agent, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) the occurrence of the circumstances described in subsection 2.08(b) or 2.08(c) requiring Holdings to Cash Collateralize Letters of Credit, then, Holdings shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. Holdings shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully cash collateralized. Cash collateral held under this Section 3.07 or
Section 9.02 shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo pursuant to the Security Agreement.

      3.08 Letter of Credit Fees. (a) Holdings shall pay to the Agent for the account of each of the Banks in accordance with its Pro Rata Share a letter of credit fee with respect to the Standby Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

            (b) Holdings shall pay to the Issuing Bank, for the Issuing Bank's sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Commercial Letters of Credit in such amount and on such dates as shall separately be agreed between the Issuing Bank and Holdings.

            (c) Holdings shall pay to the Issuing Bank, for the Issuing Bank's sole account, a letter of credit fronting fee for each Standby Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Issuing Bank. Such letter of credit fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

            (d) Holdings shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

            (e) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, Holdings shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise then in effect hereunder for such Letters of Credit.

      3.09 Applicability of Uniform Customs and Practice and ISP 98. Unless otherwise expressly agreed by the Issuing Bank and Holdings when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and beneficiaries will be governed by (i) with respect to Standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Standby Letter of Credit may be issued, and (ii) with respect to Commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any Commercial Letter of Credit is issued.

                                  ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      4.01 Taxes. (a) Any and all payments by Holdings to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Holdings shall pay all Other Taxes.

            (b) If Holdings shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

            (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

            (ii) Holdings shall make such deductions and withholdings;

            (iii) Holdings shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) Holdings shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) Holdings agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by Holdings of Taxes, Other Taxes or Further Taxes, Holdings shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

            (e) If Holdings is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Holdings which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

            (f) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

      4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to Holdings through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until such Bank notifies the Agent and Holdings that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, Holdings shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If Holdings is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Holdings shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, Holdings may elect, by giving notice to such Bank through the

Agent that all Loans which would otherwise be made by such Bank as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

      4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Holdings shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to Holdings through the Agent, Holdings shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

      4.04 Funding Losses. Holdings shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

            (a) the failure of Holdings to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of Holdings to borrow, continue or convert a Loan after Holdings has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) the failure of Holdings to make any prepayment in accordance with any notice delivered under Section 2.05, 2.07 or 2.08;

            (d) the prepayment (including pursuant to Section 2.05, 2.07, 2.08 or 4.02(b)) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; and

            (e) the conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Holdings to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.05 Inability to Determine Rates. If the Agent or the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to such Banks of funding such Loans, the Agent will promptly so notify Holdings and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, Holdings may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Holdings does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by Holdings, in the amount specified in the applicable notice submitted by Holdings, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

      4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to Holdings (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder, and the basis for calculation of such amount, and such certificate shall be conclusive and binding on Holdings in the absence of manifest error.

      4.07 Substitution of Banks. Upon the receipt by Holdings from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, Holdings may:
(i) request one or more of the other Banks to acquire and assume all of such Affected Bank's Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all of such Affected Bank's Loans and Commitment (a

"Replacement Bank"); provided, however, that Holdings shall be liable for the payment upon demand of all costs and other amounts arising under Section 4.04 that result from the acquisition of any Affected Bank's Loan and/or Commitment (or any portion thereof) by a Bank or Replacement Bank, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding. Any such designation of a Replacement Bank under clause (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.08, and shall in any event be subject to the prior written consent of the Agent, the Issuing Bank and the Swingline Bank (which consent shall not be unreasonably withheld).

      4.08 Survival. The agreements and obligations of Holdings in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

      5.01 Conditions to the Effective Date. The effectiveness of this Agreement and the obligations of each Bank to become a party hereto (and of any New Bank to advance its Pro Rata Share of any Loans currently outstanding under the Original Credit Agreement pursuant to Section 2.01 hereof) and to make the New Term Loans shall be subject to the condition that the Agent shall have received on or before the Effective Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement executed by each party hereto and Notes executed by Holdings for the Banks requesting Notes;

            (b) Resignation, Assignment and Acceptance Agreement. The Resignation, Assignment and Acceptance Agreement executed by the parties thereto;

            (c) Resolutions; Incumbency.

            (i) Copies of the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

            (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Effective Date, certifying the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

            (d) Organization Documents; Good Standing. Each of the following documents:

            (i) the articles or certificate of incorporation and the bylaws of each Loan Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Effective Date; and

            (ii) a good standing certificate, as of a recent date, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

            (e) Legal Opinion. An opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties and addressed to the Agent and the Banks, dated the Effective Date, substantially in the form of Exhibit D;

            (f) Payment of Fees. Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04;

            (g) Officer's Certificate. A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Effective Date, stating that:

            (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

            (ii) no Default or Event of Default exists or would result from the initial Credit Extension; and

            (iii) there has occurred since December 31, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (h) Financial Statements.

            (i) The audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 1998, December 31, 1999 and December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year then ended, certified by a Responsible Officer of the Company;

            (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter then ended, certified by a Responsible Officer of the Company; and

            (iii) such other financial information as the Agent or any Bank may reasonably request;

            (i) Borrowing Base Certificate. A completed Borrowing Base Certificate, certifying the Borrowing Base as of the month ended June 30, 2001, signed by a Responsible Officer of Holdings, and dated the Effective Date;

            (j) Collateral Documents. The Collateral Documents, executed by each Loan Party, in appropriate form for recording, where necessary, together with:

            (i) copies of all UCC-l, UCC-2 and UCC-3 financing statements to be filed to perfect or amend the security interests of the Agent for the benefit of the Banks, or other evidence satisfactory to the Agent that there have been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect or amend the perfection of the Liens of the Agent for the benefit of the Banks in accordance with applicable law, or, with respect to the Mortgaged Property, evidence satisfactory to the Agent that the executed Mortgages with respect to the Mortgaged Property shall have been delivered to Chicago Title Insurance Company in recordable form on or prior to the Effective Date for recording;

            (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

            (iii) receipt by the Agent from the Original Agent of all certificates and instruments representing the Pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Agent may specify;

            (iv) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages;

            (v) with respect to the Mortgaged Property, an A.L.T.A. Form B (or other form acceptable to the Agent and the Banks) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent and the Banks insuring (or undertaking to insure, in the case of a binder) that each Mortgage creates and constitutes a valid first Lien against the Mortgaged Property contemplated thereby in favor of the Agent, subject only to exceptions acceptable to the Agent and the Banks, with such endorsements and affirmative insurance as the Agent or any Bank may reasonably request;

            (vi) to the extent not previously delivered pursuant to the Original Credit Agreement, surveys and surveyor's certification as to all real property and all land covered by a lease in respect of which there is delivered a Mortgage, or as may be reasonably required by the Agent, each in form and substance satisfactory to the Agent and the Banks, provided, however, that the surveys of the properties located in Frisco, Texas and Glendale, Arizona shall be delivered no later than sixty (60) days after the Effective Date;

            (vii) to the extent not previously delivered pursuant to the Original Credit Agreement, appraisals, in form and substance satisfactory to the Agent and the Majority Banks, of certain real property Collateral, provided, however, that the appraisals of the properties located in Frisco, Texas and Glendale, Arizona shall be delivered no later than sixty (60) days after the Effective Date;

            (viii) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Effective Date or in the future) including sums due in connection with any future advances;

            (ix) to the extent not previously delivered pursuant to the Original Credit Agreement, such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Banks, as requested by the Agent or any Bank; and

            (x) evidence that all other actions necessary or, in the reasonable opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral;

            (k) Insurance Policies. Evidence that the Agent has been named as loss payee under all policies of casualty insurance under a Form 438FBFU or other standard lender's loss payable endorsement, and as additional insured under all policies of liability insurance, required in accordance with Section
7.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of Holdings and its Subsidiaries;

            (l) Compliance Certificate. A completed Compliance Certificate, as of June 30, 2001, signed by a Responsible Officer of Holdings, and dated the Effective Date;

            (m) Original Credit Agreement. Evidence that: (i) all amounts due under the Original Credit Agreement to the Replaced Banks have been paid in full; (ii) neither Holdings nor any Guarantor is obligated with respect to any outstanding Letters of Credit thereunder; and (iii) all commitments of the Replaced Banks under the Original Credit Agreement have been terminated as of the Effective Date;

            (n) First Amendment to Deeds of Trust. The First Amendment to Deeds of Trust executed by each party thereto pursuant to which the Agent shall be appointed substitute named beneficiary under all Mortgages and the Mortgages shall be amended as provided therein;

            (o) Control Agreements. Any control agreements for the perfection of deposit accounts of Holdings and the Guarantors party hereto which have been requested by the Agent prior to the Effective Date shall have been executed by Holdings or such Guarantor, as applicable, and any applicable financial institutions;

            (p) Assignments of Trademarks. Such assignment documents as are necessary such that that the Original Agent's rights as secured party with respect to any trademarks of Holdings or any Guarantor party hereto have been assigned to the Agent shall have been executed.

            (q) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

      5.02 Conditions to the Subsequent Effective Date. The obligations of each Additional Bank to become a party hereto and of each Additional Bank to make the Additional Term Loans and provide the Additional Revolving Commitment shall be subject to the condition that the Agent shall have received on or before the Subsequent Effective Date all of the following, in form and substance reasonably satisfactory to the Agent and each Additional Bank, and in sufficient copies for each Additional Bank:

            (a) Credit Agreement and Notes. This Agreement executed by each Additional Bank and Notes executed by Holdings for each Additional Bank requesting Notes;

            (b) Secretary's Certificate. A certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Subsequent Effective Date, certifying:

            (i) that the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, as delivered on the Effective Date, are in full force and effect and have not been amended, supplemented or modified; and

            (ii) the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents:

            (i) the articles or certificate of incorporation and the bylaws of each Loan Party as in effect on the Subsequent Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Subsequent Effective Date; and

            (ii) a good standing certificate, as of a date reasonably prior to the Subsequent Effective Date as is determined by the Agent in good faith, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

            (d) Payment of Fees. Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Subsequent Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Subsequent Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04;

            (e) Officer's Certificate. A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Subsequent Effective Date, stating that:

            (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

            (ii) no Default or Event of Default exists or would result from the Credit Extensions to be made as of the Subsequent Effective Date; and

            (iii) there has occurred since the Effective Date, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

            (f) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Additional Bank may reasonably request.

      5.03 Conditions to All Credit Extensions. The obligation of each Bank and the Swingline Bank to make any Credit Extension (including its initial Credit Extension) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance
Date:

            (a) Notice, Application. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a));

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance;

            (d) No Material Adverse Effect. There has occurred since December 31, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

            (e) Borrowing Base. On any such Borrowing Date or Issuance Date, the Agent shall be in receipt of the completed Borrowing Base Certificate then required to be delivered by Holdings hereunder, and the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of (A) the Aggregate Commitment and (B) the Borrowing Base.

            (f) No Future Advance Notice. Neither the Agent nor any Bank shall have received from Holdings or any other Person any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by Holdings hereunder shall constitute a representation and warranty by Holdings hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that (i) the conditions in this
Section 5.02 are satisfied, and (ii) the statements contained in the most recent Borrowing Base Certificate, if any, delivered by Holdings hereunder shall be true, correct


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

and complete on and as of the date of such Borrowing Date or Issuance Date, as applicable, as though made on and as of such date, except for changes in the information set forth in such Borrowing Base Certificate in the ordinary course of business.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Each of Holdings and the Company represents and warrants to the Agent and each Bank that:

      6.01 Corporate Existence and Power. Holdings and each of its Subsidiaries:

            (a) is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) in the case of any Loan Party, to execute, deliver, and perform its obligations under the Loan Documents;

            (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

            (d) is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b)(i) or (c) of this Section 6.01, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Loan Party is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of that Person's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c) violate any Requirement of Law.

      6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is


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

necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

      6.04 Binding Effect. This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against any Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Holdings and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) are reasonably likely to result in an adverse result for Holdings or its Subsidiaries, which adverse result would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.06 No Defaults. No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. Neither Holdings nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection 9.01(e).

      6.07 ERISA Compliance. Except as specifically disclosed in Schedule 6.07:

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Holdings and the Company, nothing has occurred which would cause the loss of such qualification. Holdings, the Company and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.09 Title to Properties; Liens. Holdings and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Holdings and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.10 Taxes. Holdings and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

      6.11 Financial Condition. (a) The audited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2000, the unaudited balance sheet of Holdings and its Subsidiaries for the fiscal quarter ended June 30, 2001 and the related consolidated statements of income or operations and cash flows for the fiscal period ended on that date:

            (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly financial statements;

            (ii) are complete and accurate in all material respects and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

            (iii) except as specifically disclosed in Schedule 6.11, show all material Indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated


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

Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b) Since December 31, 2000, there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

            (c) Any pro forma financial statements of Holdings and its Subsidiaries furnished by Holdings to the Banks hereunder were prepared in accordance with GAAP, are complete and accurate in all material respects and fairly present the pro forma financial condition of Holdings and its Subsidiaries as of the date thereof, and any financial projections furnished to the Banks hereunder represent Holdings' best estimates and assumptions as to future performance, which Holdings believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

      6.12 Environmental Matters. Holdings conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Holdings has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (a) To the best knowledge of Holdings, except as specifically disclosed in Schedule 6.12, the ongoing operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,000,000 in the aggregate.

            (b) Except as specifically disclosed in Schedule 6.12, Holdings and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and Holdings and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

            (c) Except as specifically disclosed in Schedule 6.12, none of Holdings, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

            (d) Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Holdings or any Subsidiary, or arising from operations prior to the Effective Date, of Holdings or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of Holdings and its Subsidiaries in excess of $1,000,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither Holdings nor any Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or
(B) that are leaking or disposing of Hazardous


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

Materials off-site, and (ii) Holdings and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

      6.13 Collateral Documents. (a) (i) The provisions of each of the Collateral Documents were, as of the Closing Date, and as amended, remain, as of the Effective Date, effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority Lien in all right, title and interest of Holdings, or the applicable Subsidiary (as the case may be), in the Collateral described therein, (ii) financing statements were filed by the Closing Date in the offices in all of the jurisdictions listed in the schedule to the Security Agreement and each Intellectual Property Security Agreement has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and (iii) amendments to financing statements were filed in the respective jurisdictions of organization of each of Holdings and the Guarantors party hereto, as necessary, by the Effective Date as are required to ensure the perfection of all of the Collateral pursuant to the requirements of Article 9 of the Uniform Commercial Code as is in effect in California on and after July 1, 2001.

            (b) Each Mortgage when delivered was, as of the Closing Date, and as amended, remains, as of the Effective Date, effective to grant to the Agent for the benefit of the Banks a legal, valid and enforceable deed of trust/mortgage Lien on all the right, title and interest of the mortgagor under such Mortgage in the Mortgaged Property described therein. Each such Mortgage was duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof were paid and compliance was otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally. Each such Mortgaged Property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 5.01, is subject to a legal, valid, enforceable and perfected first priority Lien. In addition, financing statements have been filed in the offices specified in such Mortgage thereby creating a legal, valid, enforceable and perfected first Lien on all right, title and interest of Holdings or such Subsidiary under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 5.01, and Permitted Liens.

            (c) All representations and warranties of Holdings and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

      6.14 Regulated Entities. None of Holdings, any Person controlling Holdings, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      6.15 No Burdensome Restrictions. Neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material


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

Adverse Effect. Neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary's capital stock.

      6.16 Copyrights, Patents, Trademarks and Licenses, Etc. Holdings or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Holdings and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Holdings and the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of Holdings and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.17 Subsidiaries. As of the Effective Date, Holdings has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.17. All U.S. Subsidiaries of Holdings as of the Effective Date are identified as such on part (a) of Schedule 6.17.

      6.18 Insurance. Except as specifically disclosed in Schedule 6.18, the properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are deemed to be appropriate by Holdings in the exercise of its reasonable business judgment.

      6.19 Swap Obligations. (a) Neither Holdings nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. In the ordinary course of managing its business, Holdings undertakes its own independent assessment of its consolidated assets, liabilities and commitments and considers appropriate means of mitigating and managing risks associated with such matters, and Holdings has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

            (b) Neither Holdings nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

      6.20 Real Property. Schedule 6.20 contains a complete listing of all real property owned by Holdings or any of its Subsidiaries as of the Effective Date, and identifies which of such properties constitute Mortgaged Property as of the Effective Date.


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

      6.21 Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Banks prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      7.01 Financial Statements. Holdings shall deliver to the Agent and each Bank, in form and detail satisfactory to the Agent and the Majority Banks:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified as to (i) going concern or (ii) any limitation in the scope of the audit;

            (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of Holdings and the Subsidiaries; and


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

            (c) promptly, such other financial statements and information (including financial information regarding Minority Investments) as the Agent, at the request of any Bank, may from time to time request.

As to any information contained in materials furnished pursuant to subsection 7.02(e), Holdings shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

      7.02 Certificates; Other Information. Holdings shall furnish to the Agent and each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in the course of the regular examination of the business of Holdings and its Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, nothing has come to the attention of the Independent Auditor which would cause it to believe that a Default or Event of Default has occurred and is continuing, or if, in the opinion of the Independent Auditor, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (b) within 90 days after the close of each fiscal year, an update of the projections delivered to the Banks prior to the Effective Date (the "Effective Date Projections") for the then-current and next succeeding four fiscal years, certified by a Responsible Officer of Holdings, together with a statement of such Responsible Officer explaining in reasonable detail any significant variances from the Effective Date Projections;

            (c) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of Holdings;

            (d) within 30 days after the end of each calendar month, a Borrowing Base Certificate appropriately completed by a Responsible Officer of Holdings;

            (e) not later than 15 days before the end of each fiscal year, projections of consolidated balance sheets of Holdings and its Subsidiaries and of the related consolidated statements of income or operations, shareholders' equity and cash flows for the upcoming fiscal year;

            (f) promptly, copies of all financial statements and reports that Holdings sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or any Subsidiary may make to, or file with, the SEC;

            (g) promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Holdings or any of its Subsidiaries to or from the Independent Auditor;

            (h) at the same time it is provided to the holders of any Permitted Subordinated Debt, any notices and other information provided to such holders pursuant to the reporting and notices provisions of the Subordinated Debt Documents (without duplication of any notices, financial statements and other information required hereunder);

            (i) within 20 days of the Agent's or any Bank's request therefor,
(i) a current list of the names, addresses and outstanding debts of all Account Debtors, and (ii) a current list of the names, addresses and outstanding amounts due all creditors of Holdings or any Subsidiary;

            (j) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), an Update Certificate, in substantially the form of Exhibit K, executed by a Responsible Officer of Holdings;

            (k) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

      7.03 Notices. Holdings shall promptly notify the Agent:

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) of any matter that has resulted or could result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings or any of its Subsidiaries which has resulted or could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority (including under or pursuant to any Environmental Laws) which has resulted or could result in a Material Adverse Effect;

            (c) of the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

            (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Holdings or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

            (e) of any other litigation or proceeding affecting Holdings or any of its Subsidiaries which Holdings would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;


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

            (f) of the occurrence of any of the following events affecting Holdings or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings or any ERISA Affiliate with respect to such event:

            (i) an ERISA Event;

            (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

            (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Holdings or any ERISA Affiliate; or

            (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

            (g) of any material change in accounting policies or financial reporting practices by Holdings or any of its consolidated Subsidiaries; and

            (h) upon the request from time to time of the Agent or any Bank, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which Holdings or any of its Subsidiaries is party;

            (i) the occurrence of any Event of Loss exceeding $1,000,000;

            (j) of the entry by Holdings into any Specified Swap Contract, together with the details thereof; and

            (k) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of Holdings setting forth details of the occurrence referred to therein, and stating what action Holdings or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      7.04 Preservation of Corporate Existence, Etc. Holdings shall, and shall cause each Subsidiary to, except in connection with transactions permitted by
Section 8.03 and sales of assets permitted by Section 8.02:

            (a) preserve and maintain in full force and effect its (i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;


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

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      7.05 Maintenance of Property. Holdings shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that its property shall be fully and efficiently preserved and maintained consistent with Holdings' or such Subsidiary's past practice.

      7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, Holdings shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. All such insurance shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Banks, as their interests may appear. All casualty and key man insurance maintained by Holdings shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Banks, as their interests may appear. Upon the request of the Agent or any Bank, Holdings shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of Holdings (and, if requested by the Agent, any insurance broker of Holdings) setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

      7.07 Payment of Obligations. Holdings shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and


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

            (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

      7.08 Compliance with Laws. Holdings shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      7.09 Compliance with ERISA. Holdings shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      7.10 Inspection of Property and Books and Records. (a) Holdings shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings and such Subsidiary. Holdings shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Holdings and the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at any time during normal business hours and without advance notice;

            (b) Without limiting the generality of subsection 7.10(a), as frequently as the Majority Banks may deem appropriate, each of Holdings and the Company will provide Agent or its designee access to Holdings' and the Company's records and premises and allow such auditors or appraisers to conduct audits of Holdings' and its Subsidiaries' accounts, including Accounts and Inventory. Holdings shall pay all reasonable fees and expenses of one such audit in any 12-month period; provided, however, that during the existence of any Event of Default, Holdings shall pay all reasonable fees and expenses of each such audit.

      7.11 Environmental Laws. (a) Holdings shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

            (b) Upon the written request of the Agent or any Bank, Holdings shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Bank, at Holdings' sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in


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

any notice or report required pursuant to subsection 7.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

      7.12 Use of Proceeds. Holdings shall, directly or indirectly, use the proceeds of the Loans (i) for Permitted Acquisitions, (ii) for making Investments permitted under Section 8.04, and (iii) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

      7.13 Additional Guarantors. (a) If a Minority Investment or Subsidiary shall at any time become a U.S. Subsidiary, or if Holdings, or any Subsidiary of Holdings, otherwise shall incorporate, create or acquire any U.S. Subsidiary, Holdings shall cause such U.S. Subsidiary to furnish promptly, but in no event more than 30 days thereafter, each of the following to the Agent, in sufficient quantities for each Bank:

            (i) a duly executed notice and agreement in substantially the form of Exhibit G (an "Additional Guarantor Assumption Agreement");

            (ii) (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the "Additional Guarantor Accession Date") by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Agent and the Banks, substantially in the form of Exhibit H; and

            (iii) (A) such amendments to the schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto;(B) executed UCC-1 financing statements furnished by the Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent on behalf of the Banks in the Collateral of such Subsidiary and in which the Agent requests that such filing be made, and (C) if requested by the Agent, such Mortgages and other documents as may be required to create and perfect a lien in the interests of such Subsidiary in any real property and such title insurance policies and other documents as the Agent or the Majority Banks may reasonably request in connection therewith.

            (b) Additionally, Holdings and such Subsidiary shall have executed and delivered to the Agent (in sufficient quantities for each Bank) such other items as reasonably requested by the Agent in connection with the foregoing, including officers' certificates, search reports and other certificates and documents.


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

      7.14 Additional Subsidiaries. If Holdings, directly or indirectly, incorporates, creates or acquires any additional Subsidiary, or if any Minority Investment shall become a Subsidiary, then within ten (10) days thereafter, Holdings shall (i) (A) pledge the capital stock of such additional Subsidiary to the Agent pursuant to the Security Agreement, if such stock is directly owned by Holdings, or (B) if such stock is owned by a Subsidiary, cause such Subsidiary to pledge the capital stock of such additional Subsidiary to the Agent pursuant to the Security Agreement, and (ii) execute and deliver, or cause such Subsidiary to have executed and delivered, to the Agent stock transfer powers executed in blank with signatures guaranteed as the Agent shall request, such UCC-1 financing statements (as furnished by the Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent in the Collateral with respect to Holdings or such Subsidiary, and (iii) deliver such other items as reasonably requested by the Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents; provided, however, that if any such additional Subsidiary is not a U.S. Subsidiary, in no event shall more than 65% of the capital stock of any such Subsidiary be required to be so pledged.

      7.15 Environmental Review. Holdings shall deliver to the Agent, promptly upon the granting of any Lien in favor of the Agent for the benefit of the Banks from and after the Effective Date, with respect to any real property, an environmental site assessment or other environmental analysis, report or review with respect to any such real property in form and substance reasonably satisfactory to the Agent. If any such environmental site assessment or other environmental analysis, report or review with respect to any Mortgaged Property shall indicate the presence of any Hazardous Materials on or in the vicinity of such Mortgaged Property or otherwise shall indicate any environmental problem with respect to such Mortgaged Property (including any environmental problem which may give rise to any Environmental Claim) which, in the reasonable determination of the Agent, adversely affects the value of such Mortgaged Property or causes the Agent to desire to exclude such Mortgaged Property from the Collateral, then Holdings shall, and shall cause its Subsidiaries to, enter into and deliver to the Agent one or more Mortgages in respect of additional or replacement real property Collateral, in form and substance reasonably satisfactory to the Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Agent shall reasonably request.

      7.16 Further Assurances. (a) Holdings shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) If at any time Holdings, the Company or any Subsidiary shall become the owner of any real property that is located in the United States that has a fair market or book value equal to at least $1,000,000, then, upon the request of the Agent or the Majority Banks, Holdings and the Company shall (and shall cause any of their Subsidiaries to) promptly, and in any event within thirty (30) days following acquisition of such real property, enter into and


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

deliver to the Agent a Mortgage in respect to such property, in form and substance reasonably satisfactory to the Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Agent or the Majority Banks shall reasonably request.

            (c) Promptly upon request by the Agent or the Majority Banks, Holdings shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

      7.17 Post-Closing Deliveries. To the extent not already delivered as of the Effective Date, Holdings shall deliver to the Agent within sixty (60) days after the Effective Date (i) surveys of the properties located in Frisco, Texas and Glendale, Arizona as required under Section 5.01(k)(vi), and (ii) appraisal of the properties located in Frisco, Texas and Glendale, Arizona as required under Section 5.01(k)(vii).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      8.01 Limitation on Liens. (a) Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (i) any Lien existing on the Effective Date and set forth in
Schedule 8.01 securing Indebtedness outstanding on such date;

            (ii) any Lien created under any Loan Document;

            (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by subsection 7.07(a), provided that no notice of Lien has been filed or recorded under the Code;


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

            (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (v) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (vi) Liens securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Leases), statutory obligations, (B) contingent obligations on surety and appeal bonds, and (C) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (vii) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for Holdings and its Subsidiaries do not exceed $1,000,000;

            (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Holdings and its Subsidiaries;

            (ix) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, and (D) such Indebtedness is permitted by Section 8.05(d);

            (x) purchase money Liens on any property acquired or held by Holdings or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction,
(iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) such Indebtedness is permitted under subsection 8.05(d);

            (xi) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

            (xii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or


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

other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the FRB, and (B) such deposit account is not intended by Holdings or any Subsidiary to provide collateral to the depository institution;

            (xiii) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (A) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to Holdings or the Subsidiary party thereto on a mark-to-market basis; and (B) the aggregate value of such collateral so pledged by Holdings and the Subsidiaries together in favor of any counterparty does not at any time exceed $3,000,000; and

            (xiv) Liens not otherwise permitted hereunder securing Indebtedness in principal amount not exceeding $5,000,000 in the aggregate at any time outstanding; provided that (A) no such Lien shall attach to any Collateral and
(B) such Indebtedness is otherwise permitted hereunder.

            (b) Holdings shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

      Notwithstanding the foregoing, no other Liens may exist at any time on or with respect to the Pledged Collateral.

      8.02 Disposition of Assets. Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of inventory or equipment, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (c) dispositions of inventory and equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

            (d) the lease or sublease of real property by Holdings or any Subsidiary to other Persons in the ordinary course of business;


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

            (e) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Holdings' usual and customary cash management policies and procedures;

            (f) dispositions of inventory and equipment (other than dispositions permitted under subsection (a)) by Holdings or any Subsidiary to any Person in which Holdings has a Minority Investment, provided that the aggregate amount of such dispositions in any calendar year, plus the aggregate amount of Minority Investments under subsection 8.04(d) in such year, does not exceed the sublimit of the Annual Limit specified in subsection 8.04(d);

            (g) dispositions pursuant to sales and leaseback transactions permitted under Section 8.14; and

            (h) dispositions not otherwise permitted hereunder which are made for fair market value (as determined in good faith by Holdings or the Company); provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) immediately after giving effect to such disposition, the Disposition Value of all assets disposed of as permitted by this subsection 8.02(h) during the period of 365 days ending on the date of such proposed sale (but excluding the Disposition Value of any real property so disposed of, provided that the proceeds of any such disposition are reinvested within six (6) months of such disposition in similar replacement property) shall not exceed 15% of Total Assets determined as of such date, (iv) no disposition by Holdings of any of its equity interest in the Company shall be permitted hereunder, and (v) no dispositions of accounts or notes receivable shall be permitted hereunder unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of Holdings and such sale is otherwise permitted hereunder.

      8.03 Consolidations and Mergers. Holdings shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any Subsidiary may merge with Holdings, provided that Holdings shall be the continuing or surviving Person, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

            (b) as permitted by Section 8.02;

            (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Holdings or to a Wholly-Owned Subsidiary; and

            (d) Holdings or any Subsidiary thereof may merge with or consolidate into any other Person, provided that (i) (in the case of Holdings) Holdings shall be the continuing or surviving Person, (ii) such merger or consolidation is in connection with a Permitted Acquisition, and (iii) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.


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

      8.04 Loans and Investments. Holdings shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Holdings (together, "Investments") except for:

            (a) Investments held by Holdings or Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to Holdings' usual and customary cash management policies and procedures;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments in the capital stock of Wholly-Owned Subsidiaries, and extensions of credit by Holdings to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to Holdings or to any other Wholly-Owned Subsidiaries in the ordinary course of business;

            (d) Investments constituting Minority Investments and Investments incurred in order to consummate Permitted Acquisitions, provided that (i) all such Investments in the aggregate, plus the aggregate amount of dispositions under subsection 8.02(f), do not exceed $60,000,000 in any calendar year (the "Annual Limit"), (ii) all such Investments constituting Minority Investments, plus the aggregate amount of dispositions under subsection 8.02(f), do not exceed a sublimit of $25,000,000 in any calendar year, (iii) no such Investment shall be made if the Subsidiary or the Person in which Holdings has a Minority Investment, as the case may be, that is the subject of such Investment shall not be a U.S. Subsidiary or is located outside the United States, and (iv) on and after the effectiveness of any Investment, Holdings shall not be in violation of any of the financial covenants contained in Section 8.19 hereof;

            (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

            (f) officer, shareholder, director and employee loans and guarantees in accordance with Holdings' and its Subsidiaries' usual and customary practices with respect thereto in aggregate amount not exceeding $1,000,000 at any time.

      8.05 Limitation on Indebtedness. Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

            (c) Indebtedness existing on the Effective Date and set forth in
Schedule 8.05;


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

            (d) Indebtedness secured by Liens permitted by clauses (ix), (x) and
(xiv) of subsection 8.01(a) in an aggregate amount outstanding not to exceed $25,000,000;

            (e) Indebtedness of Wholly-Owned Subsidiaries of Holdings to Holdings or to other Wholly-Owned Subsidiaries of Holdings;

            (f) Indebtedness incurred pursuant to sales and leaseback transactions permitted under Section 8.14;

            (g) additional unsecured Indebtedness incurred after the Effective Date in an aggregate amount not to exceed $25,000,000, provided that (i) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (ii) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under subsection 7.01(a) or 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full compliance with subsections 8.19(a) and 8.19(b); and

            (h) additional Indebtedness which by its terms is expressly subordinated to the Obligations, provided that (i) the terms of such subordination shall be satisfactory to the Majority Banks, (ii) the terms of such Indebtedness and the indenture or other agreement evidencing such Indebtedness otherwise shall be satisfactory in all material respects to the Majority Banks (including terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies), (iii) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (iv) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under subsection 7.01(a) or 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full compliance with subsections 8.19(a) and, if then applicable, 8.19(b) (any such Indebtedness issued in compliance with this subsection (i) hereinafter "Permitted Subordinated Debt").

Notwithstanding anything to the contrary in this Section 8.05, the Indebtedness of all Subsidiaries that are not Guarantors which is otherwise permitted under this Section 8.05 shall not exceed $5,000,000 in the aggregate at any time outstanding.

      8.06 Transactions with Affiliates. Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Holdings or such Subsidiary.

      8.07 Use of Proceeds. Holdings shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Holdings or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

      8.08 Contingent Obligations. Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations, except:


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            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Permitted Swap Obligations;

            (c) Contingent Obligations of Holdings in respect of Indebtedness of any of its Wholly-Owned Subsidiaries, or Contingent Obligations of any of its Wholly-Owned Subsidiaries in respect of Indebtedness of another of its Wholly-Owned Subsidiaries or of Holdings, in each case to the extent such Indebtedness is permitted hereunder;

            (d) Contingent Obligations of Holdings and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

            (e) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of Holdings and its Subsidiaries together; and

            (f) Contingent Obligations of Holdings with respect to Stock Price Guaranties incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate.

Notwithstanding anything to the contrary in this Section 8.08, the Contingent Obligations of all Subsidiaries that are not Guarantors which are otherwise permitted under this Section 8.08 shall not exceed $5,000,000 in the aggregate at any time outstanding.

      8.09 Subsidiaries. Holdings shall not, and shall not suffer or permit any Subsidiary to, incorporate, create or acquire any Subsidiary which is not a U.S. Subsidiary.

      8.10 Lease Obligations. Holdings shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Lease, which exceed $15,000,000 in aggregate amount in any fiscal year.

      8.11 Restricted Payments. Holdings shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock (other than dividends or other distributions by a Subsidiary to Holdings), or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that Holdings may:

            (a) declare and make dividend payments or other distributions payable solely in its common stock;

            (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

            (c) allow any Subsidiary that is not a Wholly-Owned Subsidiary to make distributions to its owners (on a pro rata basis);


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

            (d) purchase shares of Holdings' common stock either (1) for deposit into the 401(k) trust fund on behalf of Holdings' employees by using funds obtained through employee payroll deductions of such employees, or (2) to the extent necessary to provide discounts to employees in connection with Holdings' Employee Stock Purchase Plan; and

            (e) dividends required to be declared or paid pursuant to the terms of any securities issued in a Permitted Equity Offering so long as the dividend provisions of such securities were approved by the Majority Banks in writing prior to the issuance of such securities.

      8.12 ERISA. Holdings shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Holdings in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.13 Capital Expenditures. Holdings shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures in excess of, on a consolidated basis, in any fiscal year, the sum of (a) the Capital Expenditure Annual Limit plus (b) so long as no Event of Default has occurred and is continuing, the Permitted Capital Expenditure Carry-Forward for all prior fiscal years (beginning with fiscal year 1999).

      8.14 Sales and Leasebacks. Holdings shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Holdings or such Subsidiary to any other Person in connection with such lease; provided that Holdings and any of its Subsidiaries may enter into any such lease if (A) no Default shall then exist or would occur as a result thereof, (B) as of the end of the most recent quarter for which Holdings has delivered financial statements under subsection 7.01(a) or 7.01(b) and immediately after giving effect to any such lease, Holdings shall be in full compliance with subsections 8.19(a), 8.19(b) and 8.19(c) and (C) the aggregate amount of Indebtedness incurred in connection with all such leases shall not exceed $25,000,000 at any time outstanding.

      8.15 Certain Payments. Holdings shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Permitted Subordinated Debt; or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents.

      8.16 Modification of Subordinated Debt Documents. Holdings shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Permitted Subordinated Debt) if the effect of such amendment, modification or waiver is to (i) increase


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the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to Holdings or such Subsidiary; or (iv) otherwise increase the obligations of Holdings or such Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to Holdings, its Subsidiaries or the Banks.

      8.17 Change in Business. Holdings shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Holdings and its Subsidiaries on the date hereof and lines of business ancillary thereto.

      8.18 Accounting Changes. Holdings shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Holdings.

      8.19 Financial Covenants. (a) Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, Total Funded Debt to be an amount which exceeds 60% of Capitalization.

            (b) Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, Senior Funded Debt to be an amount which exceeds 55% of Capitalization.

            (c) Holdings shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than (a) 85% of its Consolidated Net Worth on and as of the Effective Date, plus (b) 50% of Consolidated Net Income for each fiscal quarter (without giving effect to any net loss for any such period) ending after the Effective Date, plus (c) 50% of all Net Issuance Proceeds completed in any fiscal quarter from and after the Effective Date.

            (d) Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, the ratio of (i) EBITA to (ii) the sum of (A) cash Interest Expense, plus (B) cash taxes, plus (C) scheduled principal payments in respect of Indebtedness to be less than 1.20 to 1.00.

            (e) Holdings shall not permit the EBITDA Ratio at any time to be greater than the following amounts for the respective periods set forth below:


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                 Period                               EBITDA Ratio
  ------------------------------------            ---------------------

  Effective Date through and including
             March 31, 2003                             3.50:1.00

April 1, 2003 through and including the
later of the Revolving Termination Date
       and the Term Maturity Date                       3.25:1.00

      8.20 No Restrictions on Subsidiary Dividends. Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary's capital stock.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      9.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Holdings fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or of any L/C Obligation, (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

            (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by any Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document (other than a Specified Swap Contract), is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. Holdings or the Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.04(a)(i), or 7.12 or in Article VIII; or

            (d) Other Defaults. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document (other than a Specified Swap Contract), and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer of Holdings or the Company obtained actual knowledge of such failure and (ii) the date upon which written notice thereof is given to Holdings by the Agent or any Bank; or

            (e) Cross-Default. (i) Holdings or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap


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Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Holdings or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Holdings or any Subsidiary is an Affected
Party (as so defined), and, in either event, the Swap Termination Value owed by Holdings or such Subsidiary as a result thereof is greater than $5,000,000; or

            (f) Insolvency; Voluntary Proceedings. Holdings or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings' or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) Holdings or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) Holdings or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment


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

payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Holdings or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against Holdings or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to the Guarantor; or

            (m) Invalidity of Subordination Provisions. The subordination provisions applicable to the Permitted Subordinated Debt shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the holders thereof or any other Person shall contest in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

            (n) Collateral. (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings or any Subsidiary party thereto or Holdings or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

      9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, do any or all of the following:

            (a) declare the obligation of each Bank to make any Loans hereunder and any obligation of the Issuing Bank to Issue any Letters of Credit hereunder to be terminated,


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whereupon such obligations and each Bank's Commitment and the L/C Commitment shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount shall be held by the Agent as security for Holdings' reimbursement obligations for drawings that may subsequently occur under outstanding Letters of Credit, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Holdings; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

      9.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date (as defined in such Specified Swap Contract), (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between such Specified Swap Contracts, and (c) to prosecute any legal action against Holdings to enforce net amounts owing to such Swap Provider.

                                   ARTICLE X

                                    THE AGENT

      10.01 Appointment and Authorization; "Agent". (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties,


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

obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Holdings or any Subsidiary or Affiliate of Holdings, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings or any of its Subsidiaries or Affiliates.

      10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan


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

Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

      10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Loan Party hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Loan Party. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings or any Subsidiary which may come into the possession of any of the Agent-Related Persons.


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

      10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company or Holdings and without limiting the obligation of the Company and Holdings to do so), in accordance with the Banks' Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of Holdings and the Company. The undertaking in this Section shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

      10.08 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Holdings and its Subsidiaries and Affiliates as though Wells Fargo were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Holdings or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of Holdings or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

      10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and Holdings, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.


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Notwithstanding the foregoing, however, Wells Fargo may not be removed as the
Agent at the request of the Majority Banks unless Wells Fargo shall also simultaneously be replaced as "Issuing Bank" and "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Wells Fargo.

      10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

            (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

            (ii) if such Bank claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest or fees may be paid under this Agreement; and

            (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Holdings owing to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms


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or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable Attorney Costs). The obligation of the Banks under this subsection shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

            (f) (i) Each Bank party to this Agreement as of the Effective Date represents and warrants to the Agent and Holdings as of the Effective Date and
(ii) each Additional Bank party to this Agreement as of the Subsequent Effective Date represents and warrants to the Agent and Holdings as of the Subsequent Effective Date, that under applicable law and treaties no tax is required to be withheld by Holdings or the Agent with respect to any payments to be made to such Bank hereunder.

      10.11 Collateral Matters.

            (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Holdings or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) constituting real property to be excluded from the Collateral pursuant to matters arising under Section 7.15; or (vii) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.


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

            (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of Holdings or any Subsidiary) that the Obligations to such Bank under this Agreement and the other Loan Documents shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the Mortgaged Properties described in the Mortgages.

      10.12 Senior Managing Agents; Co-Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "senior managing agent" or a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "senior managing agent" or a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and such Loan Party and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02), provided, however, that with respect to this clause (a), Additional Banks may become party to this Agreement and the amount of Aggregate Term Commitments, Aggregate Revolving Commitments and Aggregate Commitments may increase pursuant to subsections 2.01(c) and (d) hereof without the consent of any Bank, notwithstanding that such Bank's Pro Rata Share of the Aggregate Term Commitment or Pro Rata Share of the Aggregate Revolving Commitment may decrease;

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document (including the date of any mandatory prepayment hereunder);

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;


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

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

            (e) discharge any Guarantor except as otherwise may be provided herein;

            (f) release any portion of the Collateral except as otherwise may be provided herein or in the Collateral Documents or except where the consent of the Majority Banks only is specifically provided for;

            (g) amend this Section 11.01, Section 2.15, the definition of "Majority Banks" herein, or any provision herein providing for consent or other action by all Banks or some specified amount of Banks; or

            (h) waive any of the conditions precedent to the Effective Date set forth in subsections 5.01(m) and 5.01(n); or

            (i) amend the definition of "Borrowing Base" herein;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (iii) the Fee Letter and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and
(iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, increase the Swingline Commitment or otherwise affect the rights or duties of the Swingline Bank under this Agreement.

      11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, but excluding by electronic mail unless accompanied by notice delivered via one of the other methods specified herein), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to Holdings, the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Holdings, the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on


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

Schedule 11.02 and notices pursuant to Article II to the Swingline Bank shall not be effective until actually received by the Swingline Bank, at the address specified for such Person on Schedule 11.02.

            (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Holdings. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Holdings to give such notice and the Agent and the Banks shall not have any liability to Holdings or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of Holdings to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

      11.04 Costs and Expenses. Holdings shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Wells Fargo (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by Wells Fargo (including in its capacity as Agent and Issuing Bank) in connection with (i) the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the syndication and assignment following the Effective Date of all or any part of Wells Fargo's interest as Bank hereunder, including reasonable Attorney Costs incurred by Wells Fargo (including in its capacity as Agent and Issuing Bank) with respect thereto;

            (b) pay or reimburse the Agent, the Lead Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all invoiced (or otherwise documented) costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and


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

            (c) pay or reimburse Wells Fargo (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Wells Fargo (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

      11.05 Indemnification.

            (a) Whether or not the transactions contemplated hereby are consummated, each of Holdings and the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlement costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of all Specified Swap Contracts, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to therein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Specified Swap Contracts, the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that neither Holdings nor the Company shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section and in Section 11.04 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

            (b) (i) Each of Holdings and the Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Original Agent, the Agent or any Bank. No action taken by legal counsel chosen by the Original Agent, the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Holdings' and the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Bank.


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

            (ii) In no event shall any site visit, observation, or testing by the Agent or any Bank (or any contractee of the Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither Holdings nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect Holdings or any other Person against, or to inform Holdings or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Bank shall be obligated to disclose to Holdings or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

            (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, Holdings shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Holdings. All amounts owing under this Section shall be paid within 30 days after demand.

      11.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshal any assets in favor of Holdings or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

      11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that a Loan Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

      11.08 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of Holdings, the Agent, the Issuing Bank and the Swingline Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Bank hereunder; provided, however, that (i) no written consent of Holdings shall be required during the existence of a Default or an Event of Default; (ii) no written consent of Holdings or the Agent, the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank, provided that if the proposed Assignee is another Bank, the Bank seeking to assign its interests hereunder shall consult with Holdings and the Agent before entering into such assignment);
(iii) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Commitment, Loans and


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

L/C Obligations, any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $5,000,000; and (iv) each such partial assignment shall be of a ratable part of the Loans, the Commitment and the other interests, rights and obligations hereunder of such assigning Bank; and provided further, however, that Holdings and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) such Bank and its Assignee shall have delivered to Holdings and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to Holdings and the Agent by such Bank and the Assignee; (C) the assignor Bank or Assignee shall have paid to the Agent a processing fee in the amount of $4,000 and (D) the Agent, Holdings, the Issuing Bank and the Swingline Bank each shall have provided any required consent to such assignment in accordance with this Section. In connection with any assignment by Wells Fargo, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitment and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

            (b) From and after the date that the Agent notifies the assignor Bank that the Agent has received (and, if required, provided its consent with respect thereto and received any other consents required under this Section 11.08) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and
(iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Article IV or under Sections 11.04 and 11.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

            (c) Within five Business Days after Holding's receipt of notice by the Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the Issuing Bank, the Swingline Bank and Holdings each consent to such assignment in accordance with subsection 11.08(a)), Holdings shall execute and deliver to the Agent any new Note requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by the assignor Bank (such Note to be in exchange for, but not in payment of, the Note held by such Bank, if any).


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

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of Holdings (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) Holdings, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it (other than in respect of Swingline Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Holdings or the Company and provided to it by Holdings, the Company or any Subsidiary, or by the Agent on Holdings', the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Holdings, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than Holdings or the Company, provided that such source is not bound by a confidentiality agreement with Holdings or the Company known to such Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Holdings, the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

      11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by such Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of such Loan Party against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify such Loan Party and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF HOLDINGS OR ANY SUBSIDIARY OF HOLDINGS HELD OR MAINTAINED BY THE BANK WITHOUT THE UNANIMOUS PRIOR WRITTEN CONSENT OF THE BANKS.

      11.11 [Intentionally omitted.]

      11.12 Guaranty. (a) Guaranty. Each of the Guarantors unconditionally and irrevocably, jointly and severally guarantees to the Agent, the Lead Arranger and the Banks, and their respective successors, endorsers, transferees and assigns (the "Guaranteed Persons"), the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of Holdings to any Guaranteed Person, whether arising out of or in connection with this Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by Holdings to any Guaranteed Person thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of Holdings shall hereinafter be collectively referred to as the "Guaranteed Obligations." The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Holdings for such interest in any such Insolvency Proceeding.

            (b) Separate Obligation. Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.12, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.12, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.12, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to Holdings and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.12 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.12 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Holdings and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 11.12. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor's obligations under this Section
11.12. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not Holdings or any other Guarantor or Person is joined therein or a separate action or actions are brought against Holdings or any other Guarantor or Person.

            (c) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and ss.ss.544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which any Guaranteed Person can enforce under this Section 11.12, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Section 11.12 fully enforceable and nonavoidable.

            (d) Liability of Guarantor. The liability of each Guarantor under this Section 11.12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (i) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person's exercise or enforcement of any remedy it may have against Holdings or any other Person, or against any collateral or other security for any Guaranteed Obligations;

            (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

            (iii) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

            (iv) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

                  (A) any Insolvency Proceeding;

                  (B) any limitation, discharge, or cessation of the liability of Holdings or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                  (C) any merger, acquisition, consolidation or change in structure of Holdings or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Holdings or any other Guarantor or other Person;

                  (D) any assignment or other transfer, in whole or in part, of any Guaranteed Person's interests in and rights under this Guaranty or the other Loan Documents;

                  (E) any claim, defense, counterclaim or set-off, other than that of prior performance, that Holdings, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                  (F) any Guaranteed Person's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

                  (G) any Guaranteed Person's exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

                  (H) any Guaranteed Person's vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding; or

                  (I) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

            (e) Consents of Guarantor. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such
Guarantor:

            (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Holdings under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

            (ii) the time for Holdings' (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Banks, as the case may be) may deem proper;

            (iii) each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

            (iv) each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Holdings.

            (f) Guarantor's Waivers. Each Guarantor waives and agrees not to assert:

            (i) any right to require the Agent, the Issuing Bank or any Bank to marshal assets in favor of Holdings, the Guarantors, any other guarantor or any other Person, to proceed against Holdings, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of ss.9504 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Agent, the Issuing Bank or any Bank whatsoever;

            (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

            (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Holdings, such Guarantor or any other Person;

            (iv) any defense based upon any Guaranteed Person's errors or omissions in the administration of the Guaranteed Obligations;

            (v) any rights to set-offs and counterclaims;

            (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12;

            (vii) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against Holdings or any other obligor of the Guaranteed Obligations for reimbursement;

            (viii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code ss.ss.1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure ss.ss.580a, 580b, 580d and 726 or Texas Property Code ss.ss.51.003 - 51.005. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because Holdings' debt is secured by real property. This means, among other things: (A) the Agent, the Issuing Bank and the Banks may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by Holdings or such Guarantor; and (B) if the Agent forecloses on any real property Collateral pledged by Holdings or such
Guarantor: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Agent, the Issuing Bank and the Banks may collect from such Guarantor even if the Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from Holdings. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because Holdings' debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Sections 51.003 - 51.005 of the Texas Property Code; and

            (ix) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Holdings, such Guarantor or any other Person with respect to the Guaranteed Obligations.

            (g) Financial Condition of Holdings. No Guarantor shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of Holdings or the ability of Holdings to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Holdings and the other Loan Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

            (h) Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 11.12, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.12 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against Holdings or other guarantors, whether in connection with this Section 11.12, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

            (i) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

            (j) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Holdings (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Holdings, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks and the Agent contained in Section 11.05.

            (k) Substantial Benefits. The funds that have been borrowed from the Banks by Holdings have been and are to be contemporaneously used for the direct or indirect benefit of Holdings and each Guarantor. It is the position, intent and expectation of the parties that Holdings and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Banks under the Loan Documents.

            (l) Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION
11.12. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE

EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

            (m) Release of Subsidiary Guarantors. Holdings may at any time deliver to the Agent a certificate from a Responsible Officer of Holdings certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Sections 8.02 and 8.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of Holdings. Effective upon the consummation of the transaction or series of transactions described in such certificate, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under this Section 11.12 and under the Security Agreement, and all Liens in favor of the Agent and the Banks under the Collateral Documents in respect of the property of such Subsidiary shall thereupon terminate. Holdings shall promptly notify the Agent of the consummation of any such transaction or series of transactions. The Agent, on behalf of the Banks, shall, at Holdings' expense, execute and deliver such instruments as Holdings may reasonably request to evidence such release and Lien termination.

      11.13 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      11.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Holdings, the Company, the Banks, the Agent and the Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      11.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES SITTING IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE LOAN PARTIES, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

      11.18 Waiver of Jury Trial. THE LOAN PARTIES, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the Issuing Bank, the Swingline Bank, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                  (remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                              BUILDING MATERIALS HOLDING CORPORATION

                              By:_______________________

                              Title:____________________


                              BMC WEST CORPORATION

                              By:_______________________

                              Title:____________________


                              BMC WEST CORPORATION SOUTHCENTRAL

                              By:_______________________

                              Title:____________________


                              BMCW SOUTHCENTRAL, L.P.

                              By: BMC WEST CORPORATION
                                  SOUTHCENTRAL, its General Partner

                               By:_______________________

                               Title:____________________


                               BMCW, LLC


                               By:_______________________

                               Title:____________________

                               BMC FRAMING, INC. (formerly known as BMHC
                                                  FRAMING, INC.)

                               By:_______________________

                               Title:____________________


                               KNIPP BROTHERS INDUSTRIES, LLC

                               By: BMC Framing, Inc., its Managing Member

                               By:_______________________

                               Title:____________________


                               KB INDUSTRIES LIMITED PARTNERSHIP

                               By: BUILDING MATERIALS HOLDING CORPORATION,
                                   its General Partner

                               By:_______________________

                               Title:____________________


                               WELLS FARGO BANK, N.A.,
                               as Agent, Issuing Bank, Swingline Bank and a Bank

                               By:_______________________

                               Title:____________________


                               FIRST UNION NATIONAL BANK,
                               as Syndication Agent and a Bank

                               By:_______________________

                               Title:____________________

                               U.S. BANK NATIONAL ASSOCIATION

                               By:_______________________

                               Title:____________________


                               UNION BANK OF CALIFORNIA, N.A.

                               By:_______________________

                               Title:____________________


                               COMERICA WEST INCORPORATED

                               By:_______________________

                               Title:____________________


                               WASHINGTON MUTUAL BANK DBA WM BUSINESS BANK

                               By:_______________________

                               Title:____________________


                               BNP PARIBAS

                               By:_______________________

                               Title:____________________


                               HARRIS TRUST AND SAVINGS BANK

                               By:_______________________

                               Title:____________________

                               GUARANTY BANK

                               By:_______________________

                               Title:____________________


                               WEST COAST BANK

                               By:_______________________

                               Title:____________________


                               BANK LEUMI USA

                               By:_______________________

                               Title:____________________

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES

-------------------------------------------------------------------------------------------------------------------------
                                                                            Pro Rata Share           Pro Rata Share
Banks                   Term Commitment        Revolving Commitment       (Term Commitment)      (Revolving Commitment)
-------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank,       $27,500,000.00            $47,500,000.00                26.55%                   26.55%
N.A.
-------------------------------------------------------------------------------------------------------------------------
First Union
National Bank           $14,666,666.67            $25,333,333.33                14.16%                   14.16%
-------------------------------------------------------------------------------------------------------------------------
U.S. Bank National
Association              $9,166,666.67            $15,833,333.33                8.85%                    8.85%
-------------------------------------------------------------------------------------------------------------------------
Union Bank of
California, N.A.         $9,166,666.67            $15,833,333.33                8.85%                    8.85%
-------------------------------------------------------------------------------------------------------------------------
Comerica West
Incorporated             $7,333,333.33            $12,666,666.67                7.08%                    7.08%
-------------------------------------------------------------------------------------------------------------------------
Washington Mutual
Bank dba WM
Business Bank            $7,333,333.33            $12,666,666.67                7.08%                    7.08%
-------------------------------------------------------------------------------------------------------------------------
BNP Paribas              $5,500,000.00            $9,500,000.00                 5.31%                    5.31%
-------------------------------------------------------------------------------------------------------------------------
Harris Trust and
Savings Bank             $9,166,666.66            $15,833,333.34                8.85%                    8.85%
-------------------------------------------------------------------------------------------------------------------------
Guaranty Bank            $5,500,000.00            $9,500,000.00                 5.31%                    5.31%
-------------------------------------------------------------------------------------------------------------------------
West Coast Bank          $5,500,000.00            $9,500,000.00                 5.31%                    5.31%
-------------------------------------------------------------------------------------------------------------------------
Bank Leumi USA           $2,750,000.00            $4,750,000.00                 2.65%                    2.65%
-------------------------------------------------------------------------------------------------------------------------
TOTAL                   $103,583,333.33          $178,916,666.67                 100%                     100%
-------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2.09

                         TERM LOAN AMORTIZATION SCHEDULE

----------------------------------------------------------------------------------------------
     Date           % of Total Due         Payment Due Based on       Payment Due Assuming
                                               Aggregate Term        Advancement of Maximum
                                              Commitment as of     Allowable Additional Term
                                               Effective Date        Loans as of Subsequent
                                                                         Effective Date
==============================================================================================
----------------------------------------------------------------------------------------------
   9/30/01               0.0%                       $0                         $0
----------------------------------------------------------------------------------------------
  12/31/01               0.0%                       $0                         $0
==============================================================================================

----------------------------------------------------------------------------------------------
   3/31/02               0.0%                       $0                         $0
----------------------------------------------------------------------------------------------
   6/30/02               0.0%                       $0                         $0
----------------------------------------------------------------------------------------------
   9/30/02               3.0%                      $3,107,500.00             $3,300,000
----------------------------------------------------------------------------------------------
  12/31/02               4.0%                      $4,143,333.33             $4,400,000
==============================================================================================

----------------------------------------------------------------------------------------------
   3/31/03               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
   6/30/03               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
   9/30/03               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
  12/31/03               4.0%                      $4,143,333.33             $4,400,000
==============================================================================================

----------------------------------------------------------------------------------------------
   3/31/04               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
   6/30/04               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
   9/30/04               4.0%                      $4,143,333.33             $4,400,000
----------------------------------------------------------------------------------------------
  12/1/04                65.0%                    $67,329,166.69            $71,500,000
==============================================================================================

----------------------------------------------------------------------------------------------
  12/1/04               100.00%                  $103,583,333.33           $110,000,000
----------------------------------------------------------------------------------------------

                                 SCHEDULE 11.02

                     PAYMENT OFFICES; ADDRESSES FOR NOTICES;
                                 LENDING OFFICES

BUILDING MATERIALS HOLDING CORPORATION
Address for Notices:

Building Materials Holding Corporation
One Market Plaza
Steuart Street Tower, Suite 2650
San Francisco, CA  94105-1475
Attention:  Ellis C. Goebel, Senior Vice President of Finance and Treasurer
Telephone:  (415) 227-1650
Facsimile:  (415) 227-0854
Email: goebel@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, General Counsel & Secretary
BMC West Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4367
Email: street@bmhc.com

Mark R. Kailer
Assistant Treasurer
Building Materials Holding Corporation
One Market Plaza
Steuart Street Tower, Suite 2650
San Francisco, CA  94105-1475
Telephone:  (415) 227-9647
Facsimile:  (415) 227-0854
Email:  kailer@bmhc.com

GUARANTORS

Address for Notices:

c/o Building Materials Holding Corporation
One Market Plaza
Steuart Street Tower, Suite 2650
San Francisco, CA  94105-1475
Attention:  Ellis C. Goebel, Senior Vice President of Finance and Treasurer
Telephone:  (415) 227-1650
Facsimile:  (415) 227-0854
Email:  goebel@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, General Counsel & Secretary
BMC West Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4367
Email: street@bmhc.com

Mark R. Kailer
Assistant Treasurer
Building Materials Holding Corporation
One Market Plaza
Steuart Street Tower, Suite 2650
San Francisco, CA  94105-1475
Telephone:  (415) 227-9647
Facsimile:  (415) 227-0854
Email:  kailer@bmhc.com

WELLS FARGO BANK, N.A., as Agent

Notices for Borrowing, Conversions/Continuations, and Payments:

Wells Fargo Bank, N.A.
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention:  Alandra Fernandez
Telephone:  (415) 477-5339

Facsimile:  (415) 546-6353
Email:  fernanaj@wellsfargo.com

Other Notices:

Wells Fargo Bank, N.A.
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention:  Thomas Gloger
Telephone:  (415) 396-5939
Facsimile:  (415) 421-1352
Email:  glogert@wellsfargo.com

Agent's Payment Office:

Wells Fargo Bank, N.A.
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention:  Alandra Fernandez
Reference:  Building Materials Holding
For credit to Acct. No.  41219-02167
ABA No.  121000248


WELLS FARGO BANK, N.A., as Issuing Bank

Address for Notices:

Wells Fargo Bank, N.A.
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention:  Thomas Gloger
Telephone: (415) 396-5939
Facsimile:  (415) 421-1352
Email:  glogert@wellsfargo.com


WELLS FARGO BANK, N.A., as Swingline Bank

Domestic and Offshore Lending Office:

Wells Fargo Bank, N.A.
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention:  Alandra Fernandez
Telephone:  (415) 477-5339
Facsimile:  (415) 546-6353
Email:  fernanaj@wellsfargo.com


WELLS FARGO BANK, N.A., as a Bank

Domestic and Offshore Lending Office:

Wells Fargo Bank, N.A.
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention:  Alandra Fernandez
Telephone:  (415) 477-5339
Facsimile:  (415) 546-6353
Email:  fernanaj@wellsfargo.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Wells Fargo Bank, N.A.
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention:  Thomas Gloger
Telephone: (415) 396-5939
Facsimile:  (415) 421-1352
Email:  glogert@wellsfargo.com

COMERICA WEST INCORPORATED

Domestic and Offshore Lending Office:

Comerica West Incorporated
3980 Howard Hughes Parkway
Suite 350
Las Vegas, NV 89109
Attention:  Regina C. McGuire

Telephone: (702) 791-4804
Facsimile:  (702) 791-2371
Email: regina_c_mcguire@comerica.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Comerica West Incorporated
1920 Main Street, Suite 1150
Irvine, CA 92614
Attention:  Elise M. Walker
Telephone: (949) 476-1933
Facsimile:  (949) 476-1222
Email:  elise_m_walker@comerica.com


FIRST UNION NATIONAL BANK

Domestic and Offshore Lending Office:

First Union National Bank
201 S. College Street
Charlotte, NC 28288
Attention:  Sherry Richards
Telephone:  (704) 715-1459
Facsimile:  (704) 383-2802
Email:  sherry.richards@funb.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

First Union National Bank
301 S. College Street, DC-5
Charlotte, NC 28288-0760
Attention:  Andy Phelps
Telephone:  (704) 715-7239
Facsimile:  (704) 374-6319
Email: andy.phelps@funb.com


U.S. BANK NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

U.S. Bank National Association
555 SW Oak Street
Portland, OR 97204
Attention:  Marlis Petersen
Telephone: (503) 275-6552

Facsimile:  (503) 275-8181

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

U.S. Bank National Association
101 South Capitol Blvd.
Boise, ID 83702
Attention:  James W. Henken
Telephone: (208) 383-7823
Facsimile:  (208) 383-7563
Email: james.henken@usbank.com


UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91755
Attention:  Shirley Davis
Telephone:  (323) 720-2870
Facsimile:  (323) 724-6198 or (323)720-2224
Email:  shirley.davis@uboc.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Union Bank of California, N.A.
350 California Street
10th Floor
San Francisco, CA 94104
Attention:  Ryan Bradley
Telephone: (415) 705-7308
Facsimile:  (415) 705-7111
Email:  ryan.bradley@uboc.com


WASHINGTON MUTUAL BANK, DBA WM BUSINESS BANK

Domestic and Offshore Lending Office:

WM Business Bank
Business Banking Center
1000 Wilshire Blvd., Suite 100
Los Angeles, CA 90017
Attention:  Elisa Montoya
Telephone: (213) 996-7779

Facsimile:  (213) 996-7780
Email: emontoya@wmbusinessbank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

WM Business Bank
Business Banking Center
1000 Wilshire Blvd., Suite 100
Los Angeles, CA 90017
Attention:  Stephen Mras
Telephone: (213) 996-7730
Facsimile:  (213) 996-7780
Email:  steven_mras@yahoo.com


BNP PARIBAS

Domestic and Offshore Lending Office:

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attention: Donald A. Hart
Tel: (415) 772-1370
Fax: (415) 989-9041

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attention: Debra Wright
Tel: (415) 772-1331
Fax: (415) 296-8954

Backup contact:

BNP Paribas
180 Montgomery Street
San Francisco, CA 94104
Attention: Sandy Bertram
Tel: (415) 772-1333
Fax: (415) 296-8954
Email:  sandy.bertram@americas.bnpparibas.com

HARRIS TRUST AND SAVINGS BANK

Domestic and Offshore Lending Office:

Harris Trust and Savings Bank
111 West Monroe Street, 17th Floor
Chicago, IL 60603
Attention:  Cesar Garcia
Telephone:  (312) 461-2106
Facsimile:  (312) 293-5884

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Harris Trust and Savings Bank
111 West Monroe Street, 5W
Chicago, IL 60603
Attention:  Isabella Battista
Telephone:  (312) 293-8358
Facsimile:  (312) 293-5852
Email: isabella.battista@bmo.com


GUARANTY BANK

Domestic and Offshore Lending Office:

Guaranty Bank
8333 Douglas Avenue
Dallas, TX 75225
Attention:  Kimberly Thompson
Telephone:  (214) 360-167-2609
Facsimile:  (214) 360-5109
Email:  kimberly.thompson@guarantygroup.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Guaranty Bank
8333 Douglas Avenue
Dallas, TX 75225
Attention:  Robert Hays
Telephone:  (214) 360-2821
Facsimile:  (214) 360-2760
Email:  bob.hays@guarantygroup.com

WEST COAST BANK

Domestic and Offshore Lending Office:

West Coast Bank
P.O. Box 8000
Wilsonville, OR 97070
Attention:  Cheryl Dorman
Telephone:  (800) 964-6333
Facsimile:  (503) 454-3349

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

West Coast Bank
301 Church Street NE
P.O. Box 428
Salem, OR 97308
Attention:  Timothy Johnson
Telephone:  (503) 399-2951
Facsimile:  (503) 399-3937
Email:  johnsont@wcb.com


BANK LEUMI USA

Domestic and Offshore Lending Office:

Bank Leumi USA
8383 Wilshire Blvd., Suite 400
Beverly Hills, CA 90211
Attention:  Jacques Delvoye
Telephone:  (323) 966-4727
Facsimile:  (323) 966-4250
Email: delvoyej@bankleumiusa.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank Leumi USA
8383 Wilshire Blvd., Suite 400
Beverly Hills, CA 90211
Attention:  Jacques Delvoye
Telephone:  (323) 966-4727
Facsimile:  (323) 966-4248
Email:  delvoyej@bankleumiusa.com

                                     ANNEX I

                                  PRICING GRID

      From the Effective Date until the date six months after the Effective Date (the "Initial Period"), the Applicable Margin and the Applicable Fee Amount shall be at Level 2 or higher. Thereafter, the Applicable Margin and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the EBITDA Ratio set forth in the most recently delivered Compliance Certificate delivered by Holdings pursuant to Section 7.02(c) of the Credit Agreement. Changes in the Applicable Margin and the Applicable Fee Amount resulting from a change in the EBITDA Ratio shall become effective on the date of delivery by Holdings to the Agent of a new Compliance Certificate pursuant to
Section 7.02(c), except that no such change shall take effect until the end of the Initial Period. If Holdings shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(c), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 4 until such time as Holdings delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(c).

======================================================================================================================
                                                Offshore Rate                        Letter of
     Level                 EBITDA Ratio            Spread       Base Rate Spread     Credit Fee      Commitment Fee
======================================================================================================================
    Level 4             greater than 3.50 to        3.00%             1.50%             3.00%            0.50%
                        1
----------------------------------------------------------------------------------------------------------------------
    Level 3             greater than 3.00 to        2.75%             1.25%             2.75%            0.50%
                        1 but less than or
                        equal to 3.50 to 1
----------------------------------------------------------------------------------------------------------------------
    Level 2             greater than 2.50 to        2.50%             1.00%             2.50%            0.50%
                        1 but less than or
                        equal to 3.00
                        to 1
----------------------------------------------------------------------------------------------------------------------
    Level 1             less than or equal          2.00%             0.50%             2.00%            0.375%
                        to 2.50 to 1
----------------------------------------------------------------------------------------------------------------------

                                                                  Execution Copy

                RESIGNATION, ASSIGNMENT AND ACCEPTANCE AGREEMENT

      This Resignation, Assignment and Acceptance Agreement (this "Agreement"), dated as of August 30, 2001, is entered into by and between Bank of America, N.A., a national banking association ("BofA"), and Wells Fargo Bank, National Association, a national banking association ("Wells Fargo").

                                    RECITALS

      A. Reference is made to (a) that certain Credit Agreement, dated as of November 30, 1999 (as amended, supplemented or otherwise modified through the date hereof, the "Original Credit Agreement") among (i) Building Materials Holding Corporation, a Delaware corporation ("Holdings"), (ii) BMC West Corporation, a Delaware corporation (the "Company"), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to the Original Credit Agreement (collectively, the "Original Banks") and (iv) BofA, as letter of credit issuing bank (in such capacity, the "Original L/C Issuer") and swingline bank (in such capacity, the "Original Swingline Lender") and as administrative agent for the Original Banks (in such capacity as administrative agent for the Original Banks under the Original Credit Agreement, the "Original Agent"); and (b) that certain Amended and Restated Credit Agreement, to be dated as of the date hereof (the "Amended Credit Agreement"), among (i) Holdings, (ii) the Company, and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to such Amended Credit Agreement (collectively, the "New Banks") and (iv) Wells Fargo, as letter of credit issuing bank (in such capacity, the "New Issuing Bank") and swingline bank (in such capacity, the "New Swingline Lender"), and as administrative agent for the New Banks (in such capacity as administrative agent for the New Banks under the Amended Credit Agreement, the "Successor Agent"). Unless otherwise defined herein, terms used herein shall have the meanings given to them in the Original Credit Agreement.

      B. Holdings has requested the Original Banks to amend and restate the Original Credit Agreement in certain respects. Immediately prior to, and in connection with, such amendment and restatement, BofA has agreed to resign as Agent under the Original Credit Agreement and Wells Fargo has agreed to replace BofA as Agent under the Original Credit Agreement, whereupon the Original Credit Agreement shall be amended and restated in its entirety pursuant to the Amended Credit Agreement.

      C. In order to effectuate such resignation and replacement, BofA and Wells Fargo have agreed to enter into this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BofA and Wells Fargo hereby agree as follows:

      1. Resignation. BofA hereby provides notice to the Original Banks that, effective as of the Effective Time, it hereby resigns as Agent under the Original Credit Agreement, and the Original Banks, Holdings, the Company and the other Loan Parties hereby accept such resignation. Effective as of the Effective Time, BofA shall be discharged from its duties and obligations as Agent under the Original Credit Agreement for matters arising from and after the Effective Time, provided that the provisions of Section 4.01, Article X and Sections 11.04 and 11.05 of the Original Credit Agreement shall survive and continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Original Credit Agreement.

      2. Successor Agent. Effective as of the Effective Time, Wells Fargo shall succeed to and become vested with all the rights, powers, privileges and duties of BofA as Agent under the Original Credit Agreement and all other Loan Documents (including, without limitation, the Security Agreement, the Intellectual Property Security Agreement and the Mortgages) (collectively, the "Assigned Interests"). The Original Banks, Holdings, the Company and the other Loan Parties hereby consent to such succession.

      3. Representations of Original Agent. BofA (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Original Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Original Credit Agreement, any other Loan Document, any other instrument or document furnished pursuant thereto, or any Collateral other than that it has not created any adverse claim upon the Assigned Interests except as provided in the Loan Documents and that the Assigned Interests are free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the solvency or financial condition of Holdings, the Company, any other Loan Party, any other guarantor or any other obligor or the performance or observance by Holdings, the Company, any other Loan Party, any other guarantor or any other obligor of any of their respective obligations under the Original Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

      4. Representations of Successor Agent. Wells Fargo (a) represents and warrants that it is legally authorized to enter into this Agreement and is a permitted successor agent under Section 10.09 of the Original Credit Agreement;
(b) confirms that it has received copies of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Agreement; (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with their terms all the duties and obligations which by the terms of the Loan Documents are required to be performed by it as Agent from and after the Effective Time; and (d) agrees that it will, independently and without reliance upon BofA and based on such documents and information as it shall deem appropriate at the time, make its own credit and legal decisions in taking or not taking action in its capacity as Agent under the Original Credit Agreement.

      5. Replacement of Issuing Bank and Swingline Bank. Effective as of the Effective Time, Wells Fargo shall replace BofA as Issuing Bank and Swingline Bank under the Original Credit Agreement. As of the Effective Time, BofA shall be discharged from its duties and obligations as Issuing Bank and Swingline Bank under the Original Credit Agreement and Wells Fargo shall succeed to and become vested with all the rights, powers, privileges and duties of the Issuing Bank and Swingline Bank under the Original Credit Agreement. The Original Banks, Holdings, the Company and the other Loan Parties hereby consent to such replacement of the Issuing Bank and Swingline Bank. Notwithstanding the foregoing, BofA agrees that the following letters of credit may remain outstanding, provided that such letters of credit are supported by one or more back-up letters of credit issued by Wells Fargo in form and substance satisfactory to BofA: (i) Irrevocable Standby Letter of Credit Number 3021910 in the face amount of $2,300,000 and (ii) Irrevocable Standby Letter of Credit Number 3025917 in the face amount of $500,000.

      6. Effective Time. The effective time of this Agreement shall be deemed to occur immediately prior to the closing of the Amended Credit Agreement (the "Effective Time"), subject to (i) receipt by BofA of a counterpart of this Agreement duly executed by Wells Fargo, the Original Banks, Holdings, the Company and the other Loan Parties, and (ii) receipt by BofA, in its capacity as Original Agent, via wire transfer in immediately available funds, of the amounts specified on Schedule 1 hereto. Such amounts shall be wired to the Original Agent to the following account:

                      BANK OF AMERICA, N.A.
                      Dallas, Texas
                      ABA #111000012
                      For the Account of Credit Services
                      Account #1292000883
                      Ref:     Building Materials Holding Corp./BMC West Corp.

      7. Effect of Assignment. From and after the Effective Time, (a) Wells Fargo shall be a party to the Original Credit Agreement and the other Loan Documents as Agent, Issuing Bank and Swingline Bank and shall have the rights, powers, duties and obligations of the Agent, Issuing Bank and Swingline Bank under the Original Credit Agreement and the other Loan Documents and shall be bound by the provisions thereof; and (b) BofA shall relinquish its rights and powers and be released from its duties and obligations as Agent, Issuing Bank and Swingline Bank under the Original Credit Agreement and the other Loan Documents; provided, however, that the provisions of Section 4.01, Article X and Sections 11.04 and 11.05 of the Original Credit Agreement shall survive and continue to inure to its benefit as to any actions taken or omitted to be taken by it under the Original Credit Agreement; and provided, further, that Wells Fargo shall only be liable for any obligations as Agent, Issuing Bank and Swingline Bank arising from and after the Effective Time.

      8. Receipt of Loan Documents; Further Assurances. Wells Fargo acknowledges its receipt of all original counterparts of the Loan Documents received by BofA in its capacity as Agent under the Original Credit Agreement. Each party shall execute and deliver to the other party all documents and instruments and perform all acts which the other party may reasonably request in order more fully to effectuate the assignment and assumption of the Assigned Interests provided for in this Agreement.

      9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement. This Agreement shall be governed by and construed in accordance with the law of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and supersedes all prior drafts and communications with respect hereto or thereto. This Agreement may not be amended without the written consent of all parties. If any term or provision of this Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement.

                            [Signature pages follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Resignation, Assignment and Acceptance Agreement to be executed as of the date first above written by their respective duly authorized officers.

                        BANK OF AMERICA, N.A., as Original Agent, Original L/C Issuer, Original Swingline Lender and as an Original Bank

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        WELLS FARGO BANK, N.A.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

The undersigned, representing all of the Original Banks under the Original Credit Agreement, hereby acknowledge and consent to the foregoing Resignation, Assignment and Acceptance Agreement, and waive any rights to advance notice of such resignation, assignment and acceptance as is otherwise required pursuant to
Section 10.09 of the Credit Agreement.

                        COMERICA WEST INCORPORATED

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        FIRST SECURITY BANK, N.A.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                        FIRST UNION NATIONAL BANK

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        KEYBANK NATIONAL ASSOCIATION

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        SOUTH TRUST BANK, N.A.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        UNION BANK OF CALIFORNIA, N.A.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        U.S. BANK NATIONAL ASSOCIATION

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                        WELLS FARGO BANK, N.A.

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


                        WM BUSINESS BANK A DIVISION OF WASHINGTON MUTUAL

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                        BNP PARIBAS

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------


ACKNOWLEDGED AND CONSENTED TO:

BUILDING MATERIALS HOLDING CORPORATION

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


BMC WEST CORPORATION

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

BMC WEST CORPORATION SOUTHCENTRAL

By:
   -------------------------------------------------------
Name:
     -----------------------------------------------------
Title:
      ----------------------------------------------------


BMCW SOUTHCENTRAL, L.P.


By: BMC WEST CORPORATION
    SOUTHCENTRAL, its General Partner

By:
   -------------------------------------------------------
Name:
     -----------------------------------------------------
Title:
      ----------------------------------------------------


BMCW, LLC

By: BMC WEST CORPORATION,
    its member

By:
   -------------------------------------------------------
Name:
     -----------------------------------------------------
Title:
      ----------------------------------------------------


BMC FRAMING, INC.

By:
   -------------------------------------------------------
Name:
     -----------------------------------------------------
Title:
      ----------------------------------------------------

                                   SCHEDULE 1
               to Resignation, Assignment and Acceptance Agreement

                                [To be provided.]

                            ASSIGNMENT AND ACCEPTANCE

            This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of September 28, 2001 is made between WELLS FARGO BANK, N.A. (the "Assignor") and LASALLE BUSINESS CREDIT, INC. (the "Assignee").

                                    RECITALS

            WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement, dated as of August 30, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Building Materials Holdings Corporation, ("Holdings"), BMC West Corporation (the "Company") and certain other affiliates of Holdings, as guarantors, the several financial institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent and Wells Fargo Bank, N.A., as issuing bank of certain letters of credit (in such capacity, the "Issuing Bank"), as Swingline Bank and as administrative agent (in such capacity, the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

            WHEREAS, as provided under the Credit Agreement, the Assignor has committed to participating in Letters of Credit issued for the account of Holdings, participating in Swingline Loans to Holdings and to making Loans to Holdings in an aggregate amount not to exceed $75,000,000.00 (the "Commitment");

            WHEREAS, the Assignor has made or participated in Loans in the aggregate principal amount of $47,411,504.42 to Holdings consisting of $19,911,504.42 of Revolving Loans and $27,500,000.00 of Term Loans and the amount of the Assignor's percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for the account of Holdings is $3,708,000.00;

            WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of any outstanding Loans and participations in Swingline Loans, if any, participations in L/C Advances, if any, and participations in Letters of Credit, if any (the "Participations"), in an amount equal to 10.000000000% of the Assignor's Commitment, Loans and Participations (if any), on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions; and

            WHEREAS, Assignee is simultaneously becoming a party to the Credit Agreement pursuant to Sections 2.01(c) and 2.01(d) and shall make a Term Loan to Borrower in the amount of $6,416,666.67 (exclusive of amounts assigned hereunder) on the date hereof, shall provide a Revolving Commitment to Borrower in the amount of $11,083,333.33 (exclusive of amounts assigned hereunder), shall execute and deliver a counterpart signature page to the Credit Agreement, and shall consequently cause the Aggregate Commitment to increase from $282,500,000.00 on the Effective Date of the Amended and Restated Credit Agreement to $300,000,000.00 on the Subsequent Effective Date.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            1.    Assignment and Acceptance.

            Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) 10.000000000% (the "Assignee's Percentage Share") of (A) the Commitment and the Loans and Participations (if
any) of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article IV or Sections 11.04 and
11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

            After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Revolving Commitment will be $15,833,333.33; (ii) the Assignee's Pro Rata Share of the Aggregate Revolving Commitment will be 8.333333333%; (iii) the Assignee's Term Commitment will be $9,166,666.67; and (iv) the Assignee's Pro Rata Share of the Aggregate Term Commitment will be 8.333333333%.

            After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Revolving Commitment will be $42,750,000.00; (ii) the Assignor's Pro Rata Share of the Aggregate Revolving Commitment will be 22.500000000%; (iii) the Assignor's Term Commitment will be $24,750,000.00; and (iv) the Assignor's Pro Rata Share of the Aggregate Term Commitment will be 22.500000000%.

            2.    Payments.

            As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $4,500,000.00, representing the Assignee's Percentage Share of the principal amount of all Loans and Participations of the Assignor under the Credit

Agreement and outstanding on the Effective Date, net of repayment of Revolving Loans as shown in Exhibit A to this Assignment and Acceptance.

            3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and any Loans and Participations of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment and any Loans and Participations assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

            4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.11 or Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

            5.    Effective Date; Notices.

            As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be September 28, 2001 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and
            delivered by the Assignor and the Assignee;

                  (ii) any consent of Holdings, the Issuing Bank and the Agent required under Section 11.08 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                  (iv) the processing fee referred to in Section 2(b) hereof and in Section 11.08 of the Credit Agreement shall have been paid to the Agent; and

                  (v) the Assignor and Assignee shall have complied with the other requirements of Section 11.08 of the Credit Agreement and with the requirements of Sections 10.10 and 11.09 of the Credit Agreement (in each case to the extent applicable).

                  Promptly following the execution of this Assignment and
            Acceptance, the Assignor shall deliver to Holdings and the Agent for acknowledgement a Notice of Assignment substantially in the form attached hereto as Schedule 1.

            6. Agent. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent or Issuing Bank under the Credit Agreement.

            7. Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and Holdings that under applicable law and treaties no tax will be required to be withheld by Holdings or the Agent with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and Holdings prior to the time that the Agent or Holdings is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI (if the Assignee claims that interest or fees paid under the Credit Agreement will be exempt from United States withholding tax because it is effectively connected with a United States trade or business of the Assignee) or U.S. Internal Revenue Service Form W-8BEN (if the Assignee claims an exemption from, or a reduction of, withholding tax under a United States tax treaty) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

            8. Representations and Warranties.

            The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Loan Party, or the performance or observance by any Loan Party, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

            9. Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Holdings or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

            10. Miscellaneous.

            Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            All payments made hereunder shall be made without any set-off or counterclaim.

            The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                               WELLS FARGO BANK, N.A.

                               By:_______________________

                               Title:____________________


                               LASALLE BUSINESS CREDIT, INC.

                               By:_______________________

                               Title:____________________

                                   SCHEDULE 1
                        to the Assignment and Acceptance

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

Date: September 28, 2001

Wells Fargo Bank, N.A. as Issuing Bank,
    Swingline Bank and Agent

Wells Fargo Bank, N.A.

420 Montgomery Street

MAC A0101-096

San Francisco, CA 94104

Attention:  Thomas Gloger

Telephone:  (415) 396-5939

Facsimile:  (415) 421-1352
Email:  glogert@wellsfargo.com

Building Materials Holding Corporation

One Market
Steuart Street Tower, Suite 2650
San Francisco, CA 94105-1475

Attention:  Ellis C. Goebel, Senior Vice President of Finance and
Treasurer

Ladies and Gentlemen:

            We refer to the Amended and Restated Credit Agreement, dated as of August 30, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Building Materials Holdings Corporation, ("Holdings"), BMC West Corporation (the "Company") and certain other affiliates of Holdings, as guarantors, the several financial institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent and Wells Fargo Bank, N.A., as issuing bank of certain letters of credit (in such capacity, the "Issuing Bank"), as Swingline Bank and as administrative agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

            1. We hereby give you notice of , and request the consent of Holdings to, the assignment by WELLS FARGO BANK, N.A. (the "Assignor") to LASALLE

BUSINESS CREDIT, INC. (the "Assignee") of 10.000000000% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, 10.000000000% of the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made or participated in by the Assignor and all Letters of Credit participated in by Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated as of September 28, 2001 (the "Assignment and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment the Assignor's Revolving Commitment is $47,500,000.00, its Pro Rata Share of the Aggregate Revolving Commitment is 26.548672566%, its Term Commitment is $27,500,000.00 and its outstanding Pro Rata Share of the Aggregate Term Commitment is 26.548672566%.

            2. The Assignee agrees that, upon receiving the consent of Holdings, the Agent, the Issuing Bank and the Swingline Bank to such assignment (in each case, if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

            3. The following administrative details apply to the Assignee:

            (A) Lending Office(s):

            Assignee name:          LaSalle Business Credit, Inc.
            Address:                135 South LaSalle Street
                                    Suite 425
                                    Chicago, IL 60603
            Attention:              Susan Hamilton
            Telephone:              (312) 904-0742
            Facsimile:              (312) 904-6450
            Email:                  Susan.hamilton@abnamro.com

            (B) Notice Address:

            Assignee name:          LaSalle Business Credit, Inc.
            Address:                135 South LaSalle Street
                                    Suite 425
                                    Chicago, IL 60603
            Attention:              Bobbie Tucker
            Telephone:              (312) 904-7420

            Facsimile:              (312) 904-5307
            Email:                  Roberta.tucker@abnamro.com

            (C) Payment Instructions:

            Name of Bank:           LaSalle Bank N.A.
            City                    Chicago, IL
            Account No.:            2321122
            ABA No.:                071000505
            Account Name:           LaSalle Business Credit
            Reference:              Building Materials Participation

            4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

            5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                                      Very truly yours,
Revolving Commitment:                                 WELLS FARGO BANK, N.A.

$42,750,000.00                                        By:____________________

Term Commitment:                                      Title:_________________

$24,750,000.00

Pro Rata Share of Aggregate Revolving Commitment:

22.500000000%

Pro Rata Share of Aggregate Term Commitment:

22.500000000%

Revolving Commitment:                          LASALLE BUSINESS CREDIT, INC.

$15,833,333.33                                 By:____________________

Term Commitment:                               Title:_________________

$9,166,666.67

Pro Rata Share of Aggregate Revolving Commitment:

8.333333333%

Pro Rata Share of Aggregate Revolving Commitment:

8.333333333%

CONSENTED TO as of September 28, 2001:

BUILDING MATERIALS HOLDING CORPORATION

By:___________________________________

Title:________________________________

ACKNOWLEDGED AND CONSENTED TO as of September 28, 2001:

WELLS FARGO BANK, N.A.,
as Issuing Bank, Swingline Bank and Agent

By:___________________________________

Title:________________________________

                                   EXHIBIT A

                           Pre-Increase and Assignment

Institution                         Commitment   Revolver Commitment     Percentage     Revolver Funded
-----------                        ------------  -------------------   ---------------  ---------------
Wells Fargo Bank, N.A.             $ 75,000,000   $  47,500,000.00      26.548672566%    $19,911,504.42
First Union National Bank          $ 40,000,000   $  25,333,333.33      14.159292035%    $10,619,469.03
U.S. Bank National Association     $ 25,000,000   $  15,833,333.33       8.849557522%    $ 6,637,168.14
Union Bank of California, N.A.     $ 25,000,000   $  15,833,333.33       8.849557522%    $ 6,637,168.14
Comerica West Incorporated         $ 20,000,000   $  12,666,666.67       7.079646018%    $ 5,309,734.51
WM Business Bank                   $ 20,000,000   $  12,666,666.67       7.079646018%    $ 5,309,734.51
Banque Nationale De Paris          $ 15,000,000   $   9,500,000.00       5.309734513%    $ 3,982,300.88
Harris Trust and Savings Bank      $ 25,000,000   $  15,833,333.33       8.849557522%    $ 6,637,168.14
Guaranty Bank                      $ 15,000,000   $   9,500,000.00       5.309734513%    $ 3,982,300.88
West Coast Bank                    $ 15,000,000   $   9,500,000.00       5.309734513%    $ 3,982,300.88
Bank Leumi USA                     $  7,500,000   $   4,750,000.00       2.654867257%    $ 1,991,150.44
                                   ------------
                                   $282,500,000   $ 178,916,666.67     100.000000000%    $75,000,000.00
                                   ============
                                           check  $ 178,916,666.67                       $75,000,000.00

Institution                           Term           Total Commitment     Total Funded
-----------                      ---------------     ----------------    --------------
Wells Fargo Bank, N.A.           $ 27,500,000.00     $ 75,000,000.00    $ 47,411,504.42
First Union National Bank        $ 14,666,666.67     $ 40,000,000.00    $ 25,286,135.69
U.S. Bank National Association   $  9,166,666.67     $ 25,000,000.00    $ 15,803,834.81
Union Bank of California, N.A.   $  9,166,666.67     $ 25,000,000.00    $ 15,803,834.81
Comerica West Incorporated       $  7,333,333.33     $ 20,000,000.00    $ 12,643,067.85
WM Business Bank                 $  7,333,333.33     $ 20,000,000.00    $ 12,643,067.85
Banque Nationale De Paris        $  5,500,000.00     $ 15,000,000.00    $  9,482,300.88
Harris Trust and Savings Bank    $  9,166,666.67     $ 25,000,000.00    $ 15,803,834.81
Guaranty Bank                    $  5,500,000.00     $ 15,000,000.00    $  9,482,300.88
West Coast Bank                  $  5,500,000.00     $ 15,000,000.00    $  9,482,300.88
Bank Leumi USA                   $  2,750,000.00     $  7,500,000.00    $  4,741,150.44

                                 $103,583,333.33     $282,500,000.00    $178,583,333.33

                                 $103,583,333.33     $282,500,000.00    $178,583,333.33

           Post-Increase and Assignment: Pre-$5MM paydown of revolver

Institution                          Commitment   Revolver Commitment    Percentage    Revolver Funded
-----------                        -------------  -------------------   ------------   ---------------
Wells Fargo Bank, N.A.             $  67,500,000   $  42,750,000.00    22.500000000%   $ 16,875,000.00
First Union National Bank          $  40,000,000   $  25,333,333.33    13.333333333%   $ 10,000,000.00
LaSalle Business Credit            $  25,000,000   $  15,833,333.33     8.333333333%   $  6,250,000.00
U.S. Bank National Association     $  25,000,000   $  15,833,333.33     8.333333333%   $  6,250,000.00
Union Bank of California, N.A.     $  25,000,000   $  15,833,333.33     8.333333333%   $  6,250,000.00
Comerica West Incorporated         $  20,000,000   $  12,666,666.67     6.666666667%   $  5,000,000.00
WM Business Bank                   $  20,000,000   $  12,666,666.67     6.666666667%   $  5,000,000.00
Banque Nationale De Paris          $  15,000,000   $   9,500,000.00     5.000000000%   $  3,750,000.00
Harris Trust and Savings Bank      $  25,000,000   $  15,833,333.33     8.333333333%   $  6,250,000.00
Guaranty Bank                      $  15,000,000   $   9,500,000.00     5.000000000%   $  3,750,000.00
West Coast Bank                    $  15,000,000   $   9,500,000.00     5.000000000%   $  3,750,000.00
Bank Leumi USA                     $   7,500,000   $   4,750,000.00     2.500000000%   $  1,875,000.00
                                   -------------
                                   $ 300,000,000   $ 190,000,000.00   100.000000000%   $ 75,000,000.00
                                   =============
                                           check   $ 190,000,000.00                    $ 75,000,000.00

Institution                         Term            Total Commitment    Total Funded
-----------                     ---------------     ----------------   ---------------
Wells Fargo Bank, N.A.          $  24,750,000.00    $ 67,500,000.00    $ 41,625,000.00
First Union National Bank       $  14,666,666.67    $ 40,000,000.00    $ 24,666,666.67
LaSalle Business Credit         $   9,166,666.67    $ 25,000,000.00    $ 15,416,666.67
U.S. Bank National Association  $   9,166,666.67    $ 25,000,000.00    $ 15,416,666.67
Union Bank of California, N.A.  $   9,166,666.67    $ 25,000,000.00    $ 15,416,666.67
Comerica West Incorporated      $   7,333,333.33    $ 20,000,000.00    $ 12,333,333.33
WM Business Bank                $   7,333,333.33    $ 20,000,000.00    $ 12,333,333.33
Banque Nationale De Paris       $   5,500,000.00    $ 15,000,000.00    $  9,250,000.00
Harris Trust and Savings Bank   $   9,166,666.67    $ 25,000,000.00    $ 15,416,666.67
Guaranty Bank                   $   5,500,000.00    $ 15,000,000.00    $  9,250,000.00
West Coast Bank                 $   5,500,000.00    $ 15,000,000.00    $  9,250,000.00
Bank Leumi USA                  $   2,750,000.00    $  7,500,000.00    $  4,625,000.00

                                $ 110,000,000.00    $300,000,000.00    $185,000,000.00

                                $ 110,000,000.00    $300,000,000.00    $185,000,000.00

          Increase and Assignment Detail: Pre-$5MM paydown of revolver

Institution                  Commitment    Revolver Commitment   Percentage    Revolver Funded
-----------                 ------------   -------------------   ----------    ---------------
LaSalle Business Credit     $ 25,000,000     $ 15,833,333.33    8.333333333%   $ 6,250,000.00

Increased                   $ 17,500,000     $ 11,083,333.33    5.833333333%   $ 4,375,000.00
Assigned                    $  7,500,000     $  4,750,000.00    2.500000000%   $ 1,875,000.00
Total                       $ 25,000,000     $ 15,833,333.33    8.333333333%   $ 6,250,000.00

Institution                   Term         Total Commitment     Total Funded
-----------              --------------    ---------------     ----------------
LaSalle Business Credit  $ 9,166,666.67    $ 25,000,000.00     $ 15,416,666.67

Increased                $ 6,416,666.67    $ 17,500,000.00     $ 10,791,666.67
Assigned                 $ 2,750,000.00    $  7,500,000.00     $  4,625,000.00
Total                    $ 9,166,666.67    $ 25,000,000.00     $ 15,416,666.67

           Post-Increase and Assignment Post-$5MM paydown of revolver

Institution                          Commitment   Revolver Commitment    Percentage     Revolver Funded
-----------                        -------------  -------------------  -------------    ---------------
Wells Fargo Bank, N.A.             $  67,500,000    $ 42,750,000.00     22.500000000%   $ 15,750,000.00
First Union National Bank          $  40,000,000    $ 25,333,333.33     13.333333333%   $  9,333,333.33
LaSalle Business Credit            $  25,000,000    $ 15,833,333.33      8.333333333%   $  5,833,333.33
U.S. Bank National Association     $  25,000,000    $ 15,833,333.33      8.333333333%   $  5,833,333.33
Union Bank of California, N.A.     $  25,000,000    $ 15,833,333.33      8.333333333%   $  5,833,333.33
Comerica West Incorporated         $  20,000,000    $ 12,666,666.67      6.666666667%   $  4,666,666.67
WM Business Bank                   $  20,000,000    $ 12,666,666.67      6.666666667%   $  4,666,666.67
Banque Nationale De Paris          $  15,000,000    $  9,500,000.00      5.000000000%   $  3,500,000.00
Harris Trust and Savings Bank      $  25,000,000    $ 15,833,333.33      8.333333333%   $  5,833,333.33
Guaranty Bank                      $  15,000,000    $  9,500,000.00      5.000000000%   $  3,500,000.00
West Coast Bank                    $  15,000,000    $  9,500,000.00      5.000000000%   $  3,500,000.00
Bank Leumi USA                     $   7,500,000    $  4,750,000.00      2.500000000%   $  1,750,000.00
                                   -------------
                                   $ 300,000,000    $190,000,000.00    100.000000000%   $ 70,000,000.00
                                   =============
                                           check    $190,000,000.00                     $ 70,000,000.00

Institution                            Term           Total Commitment      Total Funded
-----------                      ----------------     ----------------    ----------------
Wells Fargo Bank, N.A.           $  24,750,000.00     $  67,500,000.00    $  40,500,000.00
First Union National Bank        $  14,666,666.67     $  40,000,000.00    $  24,000,000.00
LaSalle Business Credit          $   9,166,666.67     $  25,000,000.00    $  15,000,000.00
U.S. Bank National Association   $   9,166,666.67     $  25,000,000.00    $  15,000,000.00
Union Bank of California, N.A.   $   9,166,666.67     $  25,000,000.00    $  15,000,000.00
Comerica West Incorporated       $   7,333,333.33     $  20,000,000.00    $  12,000,000.00
WM Business Bank                 $   7,333,333.33     $  20,000,000.00    $  12,000,000.00
Banque Nationale De Paris        $   5,500,000.00     $  15,000,000.00    $   9,000,000.00
Harris Trust and Savings Bank    $   9,166,666.67     $  25,000,000.00    $  15,000,000.00
Guaranty Bank                    $   5,500,000.00     $  15,000,000.00    $   9,000,000.00
West Coast Bank                  $   5,500,000.00     $  15,000,000.00    $   9,000,000.00
Bank Leumi USA                   $   2,750,000.00     $   7,500,000.00    $   4,500,000.00

                                 $ 110,000,000.00     $ 300,000,000.00    $ 180,000,000.00

                                 $ 110,000,000.00     $ 300,000,000.00    $ 180,000,000.00

          Increase and Assignment Detail: Pre-$5MM paydown of revolver

Institution                       Commitment     Revolver Commitment  Percentage     Revolver Funded
-----------                      ------------    -------------------  ------------   ---------------
LaSalle Business Credit          $ 25,000,000     $ 15,833,333.33     8.333333333%   $ 5,833,333.33

Increased                        $ 17,500,000     $ 11,083,333.33     5.833333333%   $ 4,083,333.33
Assigned                         $  7,500,000     $  4,750,000.00     2.500000000%   $ 1,750,000.00
Total                            $ 25,000,000     $ 15,833,333.33     8.333333333%   $ 5,833,333.33

Institution                      Term           Total Commitment        Total Funded
-----------                   --------------    ----------------      ----------------
LaSalle Business Credit       $ 9,166,666.67    $ 25,000,000.00       $ 15,000,000.00

Increased                     $ 6,416,666.67    $ 17,500,000.00       $105,000,000.00
Assigned                      $ 2,750,000.00    $  7,500,000.00       $  4,500,000.00
Total                         $ 9,166,666.67    $ 25,000,000.00       $ 15,000,000.00

                        FORM OF ASSIGNMENT AND ACCEPTANCE

            This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of January 15, 2002 is made between Wells Fargo Bank, N.A. (the "Assignor") and Israel Discount Bank of New York (the "Assignee").

                                    RECITALS

            WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement, dated as of August 30, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Building Materials Holdings Corporation, ("Holdings"), BMC West Corporation (the "Company") and certain other affiliates of Holdings, as guarantors, the several financial institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent and Wells Fargo Bank, N.A., as issuing bank of certain letters of credit (in such capacity, the "Issuing Bank"), as Swingline Bank and as administrative agent (in such capacity, the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

            WHEREAS, as provided under the Credit Agreement, the Assignor has committed to participating in Letters of Credit issued for the account of Holdings, participating in Swingline Loans to Holdings and to making Loans to Holdings in an aggregate amount not to exceed $67,500,000.00 (the "Commitment");

            WHEREAS, [the Assignor has made or participated in Loans in the aggregate principal amount of $35,685,000.00 to Holdings consisting of $10,935,000.00 of Revolving Loans and $24,750,000.00 of Term Loans and the amount of the Assignor's percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for the account of Holdings is $924,300.00; and

            WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of any outstanding Loans and participations in Swingline Loans, if any, participations in L/C Advances, if any, and participations in Letters of Credit, if any (the "Participations"), in an amount equal to 11.111111111% of the Assignor's Commitment, Loans and Participations (if any), on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            Assignment and Acceptance.

            Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) 11.111111111% (the "Assignee's Percentage Share") of (A) the Commitment and the Loans and Participations (if
any) of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article IV or Sections 11.04 and
11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

            After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Revolving Commitment will be $4,750,000.00; (ii) the Assignee's Pro Rata Share of the Aggregate Revolving Commitment will 2.5%; (iii) the Assignee's Term Commitment will be $2,750,000.00; and (iv) the Assignee's Pro Rata Share of the Aggregate Term Commitment will be 2.5%.

            After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Revolving Commitment will be $38,000,000.00; (ii) the Assignor's Pro Rata Share of the Aggregate Revolving Commitment will be 20.00%; (iii) the Assignor's Term Commitment will be $22,000,000.00; and (iv) the Assignor's Pro Rata Share of the Aggregate Term Commitment will be 20.00%.

            Payments.

            As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $3,965,000.00, representing the Assignee's Percentage Share of the principal amount of all Loans and Participations of the Assignor under the Credit Agreement and outstanding on the Effective Date.

            The Assignment, processing and recordation fee of $3,5000.00 is waived as referenced in Section 11.08 for this particular Assignment & Assumption Agreement

            Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and any Loans and Participations of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment and any Loans and Participations assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

            Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.11 or Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

            Effective Date; Notices.

            As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be January 15, 2002 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

            any consent of Holdings, the Issuing Bank and the Agent required under Section 11.08 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

            the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

            the processing fee referred to in Section 2(b) hereof and in Section
      11.08 of the Credit Agreement shall have been paid to the Agent; and

            the Assignor and Assignee shall have complied with the other requirements of Section 11.08 of the Credit Agreement and with the requirements of Sections 10.10 and 11.09 of the Credit Agreement (in each case to the extent applicable).

            Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Holdings and the Agent for acknowledgement a Notice of Assignment substantially in the form attached hereto as Schedule 1.

            Agent. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent or Issuing Bank under the Credit Agreement.

            Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and Holdings that under applicable law and treaties no tax will be required to be withheld by Holdings or the Agent with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and Holdings prior to the time that the Agent or Holdings is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI (if the Assignee claims that interest or fees paid under the Credit Agreement will be exempt from United States withholding tax because it is effectively connected with a United States trade or business of the Assignee) or U.S. Internal Revenue Service Form W-8BEN (if the Assignee claims an exemption from, or a reduction of, withholding tax under a United States tax treaty) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

            Representations and Warranties.

            The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Loan Party, or the performance or observance by any Loan Party, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

            Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Holdings or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

            Miscellaneous.

            Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            All payments made hereunder shall be made without any set-off or counterclaim.

            The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                               Wells Fargo Bank, N.A.

                               By:_______________________

                               Title:____________________


                               Israel Discount Bank of New York

                               By:_______________________

                               Title:____________________

                                   SCHEDULE 1
                        to the Assignment and Acceptance

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


Date: January 15, 2002
Wells Fargo Bank, N.A. as Issuing Bank,
    Swingline Bank and Agent

Attention:  Thomas (Max) Gloger
Telephone:  (415) 396-5937
Facsimile:  (415) 421-1352

Building Materials Holding Corporation

One Market
Steuart Street Tower
San Francisco, CA 94105

Attention:  Ellis Goebel, SVP

Ladies and Gentlemen:

            We refer to the Amended and Restated Credit Agreement, dated as of August 30, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Building Materials Holdings Corporation, ("Holdings"), BMC West Corporation (the "Company") and certain other affiliates of Holdings, as guarantors, the several financial institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent and Wells Fargo Bank, N.A., as issuing bank of certain letters of credit (in such capacity, the "Issuing Bank"), as Swingline Bank and as administrative agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

            1. We hereby give you notice of, and request the consent of Holdings, the Issuing Bank, the Swingline Bank and the Agent to, the assignment by Wells Fargo Bank, N.A. (the "Assignor") to Israel Discount Bank of New York (the "Assignee") of 11.111111111% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, 11.111111111% of the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made or participated in by the Assignor and all Letters of Credit participated in by Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated as of January 15, 2002 (the "Assignment and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such


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

assignment the Assignor's Revolving Commitment is $42,750,000.00, its Pro Rata Share of the Aggregate Revolving Commitment is 22.50%, its Term Commitment is $24,750,000.00 and its outstanding Pro Rata Share of the Aggregate Term Commitment is $24,750,000.00.

            2. The Assignee agrees that, upon receiving the consent of Holdings, the Agent, the Issuing Bank and the Swingline Bank to such assignment (in each case, if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

            3. The following administrative details apply to the Assignee:

            (A) Lending Office(s):

            Assignee name:          Israel Discount Bank of New York
            Address:                9320 Wilshire Blvd, Ste 302
                                    Beverly Hills, CA  90212

            Attention:              Hieu Nguyen, VP
            Telephone:              (310) 860-6333
            Facsimile:              (310) 859-1190


            (B) Notice Address:

            Assignee name:          Israel Discount Bank of New York
            Address:                9310 Wilshire Blvd, Ste. 302
                                    Beverly Hills, CA 90212

            Attention:              Claudia Ryan
            Telephone:              (310) 860-6328
            Facsimile:              (310) 859-1190


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

            (C) Payment Instructions:

            ABA.:                   122-243-156
            At:                     Israel Discount Bank of New York
                                    Beverly Hills, CA


            Reference:              Building Material Holding Corp.
            Attention:

            4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

            5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                                        Very truly yours,

Revolving Commitment:                                   Wells Fargo Bank,  N.A.

$38,000,000                                             By:____________________

Term Commitment:                                        Title:_________________

$22,000,000

Pro Rata Share of Aggregate Revolving Commitment:

20%


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

Pro Rata Share of Aggregate Term Commitment:

20%

Revolving Commitment:                                   Israel Discount Bank of
                                                        New York
$4,750,000
                                                        By:_____________________

Term Commitment:                                        Title:__________________

$2,750,000

Pro Rata Share of Aggregate Revolving Commitment:

2.5%

Pro Rata Share of Aggregate Revolving Commitment:

2.5%


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

CONSENTED TO as of ________:

BUILDING MATERIALS HOLDING CORPORATION

By:____________________________________

Title:_________________________________

ACKNOWLEDGED AND CONSENTED TO as of ___________:

WELLS FARGO BANK, N.A.,
as Issuing Bank, Swingline Bank and Agent

By:____________________________________

Title:_________________________________


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